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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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IRON MOUNTAIN INCORPORATED
(Name of Registrant as Specified In Its Charter)

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 IRON MOUNTAIN INCORPORATED
NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2016

To the Stockholders of
IRON MOUNTAIN INCORPORATED:

        Iron Mountain Incorporated will hold its 2016 Annual Meeting of Stockholders at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts 02109, on June 17, 2016, at 10:00 a.m. local time for the following purposes:

  1.
  To elect twelve (12) directors to the Board of Directors of Iron Mountain Incorporated for a one-year term as directors or until their successors are elected and qualified;

  2.
  To hold a non-binding, advisory vote on the compensation of Iron Mountain Incorporated's Named Executive Officers as described in the accompanying Proxy Statement;

  3.
  To ratify the selection by the Audit Committee of Deloitte & Touche LLP as Iron Mountain Incorporated's independent registered public accounting firm for the year ending December 31, 2016; and

  4.
  To transact such other business as may properly come before the Annual Meeting.

        Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on April 20, 2016 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. This Proxy Statement is dated April 26, 2016.

        Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders on the internet. You can now access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a stockholder identification number, which is being mailed to you on a Notice Regarding the Availability of Proxy Materials.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.    We urge you to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to cast your vote without delay as instructed in the Notice Regarding the Availability of Proxy Materials that you receive in the mail. You may also request a paper proxy card at any time on or before June 3, 2016 to submit your vote by mail. Proxies may be revoked, or the votes reflected in the proxy changed, by (1) delivering written notice or another duly executed proxy bearing a later date to the Secretary of Iron Mountain Incorporated, (2) completing another proxy in the same manner indicated on the website referred to in the Notice Regarding the Availability of Proxy Materials or (3) attending the Annual Meeting and voting in person. If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Annual Meeting, except as otherwise discussed in the Proxy Statement.

        All stockholders are cordially invited to attend the Annual Meeting.

By order of the Board of Directors,
ERNEST W. CLOUTIER, Secretary
Boston, Massachusetts April 26, 2016

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2016: This Notice of Annual Meeting and Proxy Statement, Iron Mountain Incorporated's Annual Report to Stockholders for the year ended December 31, 2015 and directions to the Annual Meeting are available at: www.materials.proxyvote.com/46284v.

 IRON MOUNTAIN INCORPORATED
PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 17, 2016

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, or the Board, of Iron Mountain Incorporated, or Iron Mountain, the Company, we, us or our, for use at the Annual Meeting of Stockholders to be held on June 17, 2016, or the Annual Meeting, or at any adjournment or postponement thereof. All stockholders of record on April 20, 2016 are invited to attend the Annual Meeting. The Company's Annual Report to Stockholders for the year ended December 31, 2015 and the Notice Regarding the Availability of Proxy Materials relating to the Annual Meeting, or the Notice of Internet Availability, is first being mailed to stockholders of the Company on or about April 26, 2016.

        The Company will bear all costs of solicitation of proxies. Brokers, banks, custodians and other fiduciaries will be requested to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy solicitation materials. Solicitation of proxies by mail may be supplemented by telephone, telecopier or personal solicitation by directors, officers or other regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies).

        The Board unanimously recommends that you vote:

  •
  FOR the election of each of the Board's nominees for director;

  •
  FOR the approval of a non-binding, advisory resolution approving the compensation of the Named Executive Officers as described in this Proxy Statement; and

  •
  FOR the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.

Stockholders Entitled to Vote

        Iron Mountain's common stock, $0.01 par value per share, or the Common Stock, is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of the close of business on April 20, 2016, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, or the Record Date, 211,946,343 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter.

How to Vote

        Your vote is very important no matter how many shares of Common Stock you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares today.

        If you wish to receive a paper or email copy of the proxy card to complete and mail to the Company in time for the Annual Meeting, you may request one at any time on or before June 3, 2016. You may vote your shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability you receive in the mail, or the Website, by completing and returning a proxy card, or by attending the Annual Meeting and voting in person. Votes provided over the internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on June 16, 2016.

If You Are a Registered Holder of Common Stock

        If you are a registered holder of Common Stock, you may vote your shares either by voting by proxy in advance of the Annual Meeting or by voting in person at the Annual Meeting. By submitting a proxy (on a proxy card or in the manner provided on the Website), you are legally authorizing another person to vote your shares on your behalf. We urge you to vote (1) FOR the Board's nominees for director, (2) FOR the approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement and (3) FOR the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016. If you submit your executed proxy card or submit a proxy in the manner provided on the Website, your shares will be voted in accordance with the Board's recommendations set forth in this Proxy Statement, unless otherwise directed, in which case your shares will be voted as specified by you on the proxy. In addition, if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

        In case a quorum is not present at the Annual Meeting, the holders of a majority of the voting power of the shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting (without notice other than announcement of adjournment at the Annual Meeting) to another time, or to another time and place.

        Whether or not you plan to attend the Annual Meeting, we urge you to promptly vote over the internet or by telephone in the manner provided on the Website or by completing and returning a proxy card. If you later decide to attend the Annual Meeting and vote in person, the vote you cast in person at the Annual Meeting will automatically revoke any previously submitted proxy.

If You Hold Your Shares of Common Stock "In Street Name"

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as "in street name"), you will receive instructions from the holder of record, or street name holder, that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Certain street name holders have the authority to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items. The election of directors and the advisory vote on executive compensation are not routine matters for purposes of broker voting. The ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2016 is a routine matter; therefore, there will be no broker non-votes in connection with that matter.

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Quorum

        The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Shares represented by valid proxies will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is noted as casting a vote or abstaining. Shares represented by broker non-votes will be treated as present for purposes of determining a quorum. Shares voted by a broker on any issue other than a procedural motion will be considered present for all quorum purposes, even if the shares are not voted on every matter.

Votes Required

        As more fully described in this Proxy Statement:

  •
  Each nominee for director must receive a majority of the votes cast on his or her nomination to be elected;

  •
  Approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement requires the affirmative vote of a majority of the votes cast on the proposal; and

  •
  Approval of the proposal to ratify the selection of the Company's independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal.

Abstentions and Broker Non-Votes

        A "broker non-vote" occurs on an item when a broker identified as the record holder of shares is not permitted by the rules of the New York Stock Exchange, or the NYSE, to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received with respect to that item. Under the NYSE rules, brokers may vote on routine matters even without instructions from the street name holder. The election of directors and the advisory vote on executive compensation are not routine matters for purposes of broker voting. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and your shares will be counted as "broker non-votes." The ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2016 is a routine matter; therefore, there will be no broker non-votes in connection with that matter.

        A properly completed proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein, and, unless otherwise directed, the shares represented by the proxy card will be voted:

  •
  "For" the election of the Board's nominees for director listed in this Proxy Statement;

  •
  "For" the approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement; and

  •
  "For" the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.

        Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the proposals that are being submitted to the stockholders at the Annual Meeting. Although the advisory vote on the proposed resolution to approve the compensation of the Company's Named Executive Officers is non-binding, the Compensation Committee of the Board will consider the outcome of the vote when making future compensation decisions for the Company's Named Executive Officers.

Attendance at the Annual Meeting

        Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of record of the Company as of the close of business on the Record Date and guests of the Company. If you are a stockholder of record as of the close of business on the Record Date, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. Please be prepared to present photo identification for admission. If you hold your shares in street name, you will need to provide proof of beneficial ownership, such as a brokerage account statement, a copy of a voting instruction form provided by your custodian with respect to the Annual Meeting or other similar evidence of ownership, as well as photo identification, in order to be admitted to the Annual Meeting. Please note that if you hold your shares in street name and intend to vote in person at the Annual Meeting, you must also provide a "legal proxy" obtained from your custodian.

Revocability of Proxies

        Any stockholder giving a proxy in the manner set forth in the Notice of Internet Availability has the power to revoke such proxy at any time before it is exercised. If you are a registered holder of Common Stock, you may revoke a previously submitted proxy by voting over the internet or by telephone at a later time in the manner provided on the Website. Any such notice or vote must be received by 11:59 p.m. Eastern Daylight Time on June 16, 2016. You may also revoke your proxy by attending the Annual Meeting and voting in person.

        Please note, however, that only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting, as described in this Proxy Statement.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change your voting instruction. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

        Our principal executive offices are located at One Federal Street, Boston, Massachusetts 02110.

        The Company's website address, www.ironmountain.com, is included several times in this Proxy Statement as a textual reference only, and the information in the Company's website is not incorporated by reference into this Proxy Statement.

Notice Regarding the Availability of Proxy Materials

        In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company's stockholders will receive a Notice of Internet Availability, which will be mailed on or about April 26, 2016.

        On the date of mailing the Notice of Internet Availability, stockholders will be able to access all of the proxy materials at www.materials.proxyvote.com/46284v. The proxy materials will be available free of charge, and the Notice of Internet Availability will provide instructions as to how you may access and review all of the important information contained in the proxy materials (including the Company's Annual Report to stockholders) over the internet or through other methods specified on the Website. The Website contains instructions as to how to vote by internet or over the telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you receive a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

 ITEM 1

ELECTION OF DIRECTORS

        The Board currently consists of ten (10) directors. Each current director serves for a one-year term, and the term of each director will expire at the Annual Meeting.

        In September 2015, in connection with the Company's agreement, or the Recall Agreement, to acquire Recall Holdings Limited, or Recall, and conditioned on the consummation of the Company's acquisition of Recall, the Board increased the number of directors to twelve (12) and appointed Mr. Neil Chatfield and Ms. Wendy J. Murdock, each of whom currently serves as a non-executive director of Recall, to the Board. In accordance with the terms of the Recall Agreement, the Board also agreed to name Mr. Chatfield and Ms. Murdock as nominees to the Board to be voted on by the Company's stockholders at the first annual meeting of stockholders following the consummation of the Company's acquisition of Recall. The Company expects to complete the acquisition of Recall on May 2, 2016, and, consequently, the appointment of Mr. Chatfield and Ms. Murdock to the Board is expected to become effective on May 2, 2016. The term of each of Mr. Chatfield and Ms. Murdock will expire at the Annual Meeting.

        At the Annual Meeting, all nominees are to be elected for one-year terms to serve until the Company's 2017 Annual Meeting of Stockholders, or until their successors are elected and qualified. The Board has selected as nominees the following twelve (12) individuals, all of whom are current directors of the Company (except for Mr. Chatfield and Ms. Murdock, each of whom is expected to become a director of the Company on May 2, 2016): Jennifer Allerton, Ted R. Antenucci, Pamela M. Arway, Clarke H. Bailey, Neil Chatfield, Kent P. Dauten, Paul F. Deninger, Per-Kristian Halvorsen, William L. Meaney, Wendy J. Murdock, Walter C. Rakowich and Alfred J. Verrecchia. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

Required Vote

        Each nominee for director must receive a majority of the votes cast on his or her nomination to be elected. This means a nominee will be elected to the Board only if the votes cast "For" such nominee's election exceed the votes cast "Against" such nominee's election, with abstentions and broker non-votes not counting as votes "For" or "Against." Under the Company's Bylaws, if the number of votes cast "For" a director nominee does not exceed the number of votes "Against" the director nominee, and if the nominee is an incumbent director, then he or she must promptly tender his or her resignation from the Board. Each incumbent director, and each of Mr. Chatfield and Ms. Murdock, has already tendered an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for re-election at the Annual Meeting or any meeting of stockholders at which he or she faces re-election and (2) the acceptance of such resignation by the Board. The Board will decide within 90 days of the certification of the stockholder vote, through a process managed by the Nominating and Governance Committee of the Board and excluding the nominee in question, whether to accept the resignation. The Board's explanation of its decision will be promptly disclosed in a filing with the SEC.

        Brokers are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker on the proxy so that your votes may be counted on this important matter.

        The Board recommends that you vote FOR the election of each of the Board's twelve (12) nominees to serve as directors of Iron Mountain until the 2017 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Information Concerning the Directors and Director Nominees

        Set forth below is the name and age of each of our director nominees and his or her principal occupation as of April 15, 2016, as well as his or her business experience during the past five years and the names of certain other companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity and sound judgment and excellent analytical skills. Each of our director nominees has demonstrated business acumen and complements the attributes and skills of the other director nominees. Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board, if elected.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Jennifer Allerton Age 64	Ms. Allerton has been one of our directors since September 2014. Ms. Allerton has more than 39 years of information technology experience, most recently as chief information officer at F. Hoffman la Roche in Switzerland with responsibility for IT strategy and operations for the Pharma division and all Group IT operations from June 2002 to July 2012. Prior to Roche, Ms. Allerton served from May 1999 to June 2002 as Technology Director at Barclaycard in the UK with responsibility for Fraud Operations and IT. Ms. Allerton serves on the board of directors of Sandvik AB, a global engineering company, Oxford Instruments, a provider of high technology tools and systems, and Aveva, an engineering design and information management solutions firm for the plant, power and marine industries. Ms. Allerton holds Bachelor degrees in Mathematics from Imperial College, London and in Physical Sciences and Geosciences from the Open University, United Kingdom, and a Master's degree in Physics from the University of Manitoba, Canada. We believe Ms. Allerton's qualifications for nomination include her significant experience working for global multinational companies and running complex, international businesses, her extensive knowledge of technology and its successful application to data centers, and her experience as a board member of several large international companies.
Ted R. Antenucci Age 51
Mr. Antenucci has been one of our directors since June 2011. Mr. Antenucci currently serves as both president and chief executive officer of Catellus Development Corporation, or Catellus, a private real estate developer, positions he has held since March 2011. Additionally, until June 30, 2011, he served in a dual role as president and chief investment officer of Prologis, Inc., or Prologis, a publicly held industrial real estate investment trust, or REIT, positions he assumed in 2007. Prior to these roles, Mr. Antenucci served from 2005 to 2007 as president of global development for Prologis. From 2001 to 2005, he was president of Catellus Commercial Development, a subsidiary of Catellus, until Catellus and Prologis merged in 2005. Mr. Antenucci serves on the board of directors of Hudson Pacific Properties, a publicly held company, on the board of Catellus and as a trustee of the Children's Hospital Foundation, a non-profit organization. Mr. Antenucci holds a Bachelor of Arts degree in Business Economics from the University of California at Santa Barbara. We believe Mr. Antenucci's qualifications for nomination include valuable industry knowledge and management expertise that Mr. Antenucci has developed as an executive of an industrial REIT and as a member of the board of directors of a publicly held real estate company, as well as his experience in real estate acquisitions, operations and capital allocation.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Pamela M. Arway Age 62	Ms. Arway has been one of our directors since May 2014. Ms. Arway served in a number of capacities during her 21-year career with the American Express Company, Inc., a global payments, network and travel publicly held company, and its subsidiaries, until her retirement in 2008. Ms. Arway served as president, Japan/Asia Pacific/Australia Region, American Express International, Inc., Singapore from October 2005 to January 2008. From December 2004 to October 2005, Ms. Arway served as chief executive officer, American Express Australia Ltd., Sydney, Australia. From July 2000 to December 2004, Ms. Arway served as executive vice president and general manager, Corporate Travel North America, American Express Company, Inc. Ms. Arway has been a director of The Hershey Company, a publicly held company, since May 2010 and has been a director of DaVita Healthcare Partners, Inc., a publicly held company, since May 2009. Ms. Arway holds a Bachelor's degree in languages from Memorial University of Newfoundland and a Master of Business Administration degree from Queen's University, Kingston, Ontario, Canada. We believe Ms. Arway's qualifications for nomination include her significant leadership experience as a global executive, her expertise in the areas of marketing, international business, finance and government affairs and her experience as a board member of several large publicly held companies.
Clarke H. Bailey Age 61
Mr. Bailey has been one of our directors since January 1998. Since 1990, Mr. Bailey has served as a director of EDCI Holdings, Inc., a private company that until November 2011 was engaged in the manufacture and distribution of CDs and DVDs, and has served as its chairman since June 1999 and its chief executive officer since July 2009. Mr. Bailey also previously served as chief executive officer of EDCI Holdings, Inc. from November 2003 to November 2006. Mr. Bailey has served as a director of SMTC Corporation, a publicly held company, since June 2011. Mr. Bailey has served as Chairman of SMTC Corporation since April 2014 and he served as executive chairman and interim chief financial officer of SMTC Corporation from May 2013 to April 2014. He holds a Master of Business Administration degree from The Wharton School, University of Pennsylvania. We believe Mr. Bailey's qualifications for nomination include his deep industry knowledge and experience gained as the former chief executive officer of Arcus Data Security, an offsite data protection business we acquired in 1998, his understanding of our businesses, operations and strategies as a member of our Board for the past 18 years, his past experience as chairman and chief executive officer of another publicly held company, his service on the boards of directors of other publicly held companies and his experience as chairman of our Compensation Committee.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Neil Chatfield Age 61	Mr. Chatfield will become one of our directors in connection with the consummation of our acquisition of Recall, which we expect to complete on May 2, 2016. Since September 2013, Mr. Chatfield has served as a non-executive director, and chairman of the Audit Committee, of Recall. Mr. Chatfield has served as non-executive chairman of Costa Group since June 2015 and a director since October 2011. Mr. Chatfield has also served as chairman of Seek Limited since 2012 and a director since 2005. In addition, Mr. Chatfield has served as a non-executive director of Transurban Group since 2009. Mr. Chatfield has over 35 years of experience in the transport, logistics and resources industries, including as an executive director and chief financial officer of Toll Holdings Limited for more than ten years. Mr. Chatfield holds a Master of Business in Finance and Accounting from the University of Technology Sydney, a Graduate Diploma in Information Technology from Royal Melbourne Institute of Technology, a Graduate Diploma in Accounting from Swinburne Institute of Technology and a Diploma in Business Studies from Footscray Institute of Technology. We believe Mr. Chatfield's qualifications for nomination include his deep industry knowledge and experience gained as a non-executive director of Recall, his experience as chairman of another publicly held company, his significant experience working for global multinational companies and running complex, international businesses, and his corporate finance and accounting expertise.
Kent P. Dauten Age 60
Mr. Dauten has been one of our directors since November 1997. Mr. Dauten serves as Managing Director of Keystone Capital, Inc., a private investment firm, a position he has held since founding the firm in February 1994. Mr. Dauten served as a director of Health Management Associates, Inc., a publicly held hospital management firm, from November 1988 until August 2013. He holds a Master of Business Administration degree from Harvard Business School. We believe Mr. Dauten's qualifications for nomination include his deep industry knowledge and experience as the former president of HIMSCORP, Inc., a records management company acquired by Iron Mountain in 1997, his extensive knowledge of the capital markets and business management as the managing director of a private investment business, his understanding of our businesses, operations and strategies as a member of our Board for over 18 years, his qualification as a financial expert on our Audit Committee, his service on the board of directors of another publicly held company and his prior experience as our lead independent director.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Paul F. Deninger Age 57	Mr. Deninger joined our Board in September 2010. Mr. Deninger has been a senior advisor at Evercore Partners, Inc., or Evercore, a publicly held investment banking advisory firm, since April 2015. From February 2011 to April 2015, Mr. Deninger served as a senior managing director at Evercore. From December 2003 until October 2010, Mr. Deninger served as a vice chairman at Jefferies & Company, Inc., or Jefferies, a global securities and investment banking firm and the principal operating subsidiary of Jefferies Group, Inc. Prior to Jefferies, Mr. Deninger held various positions at Broadview International LLC, or Broadview, a private investment banking firm he joined in 1987, including serving as its chairman and chief executive officer at the time Broadview was acquired by Jefferies in 2003. Mr. Deninger holds a Bachelor of Science degree from Boston College and a Master of Business Administration from Harvard Business School. We believe Mr. Deninger's qualifications for nomination include his deep knowledge of capital markets, merger and acquisition strategies and technology services businesses as well as his extensive management experience including as a former chief executive officer.
Per-Kristian Halvorsen Age 64
Mr. Halvorsen joined our Board in September 2009. Mr. Halvorsen has been chief innovation officer and senior vice president of Intuit Inc., or Intuit, a publicly held software company, since December 2008. Prior to that role, Mr. Halvorsen served as Intuit's chief technology officer from 2007 to 2008 and chief technology innovation officer from 2006 to 2007. Prior to Intuit, Mr. Halvorsen was vice president and center director of Solutions and Services for Hewlett-Packard Company, a publicly held company, where, from 2000 to 2005, he oversaw global research and advanced technology for its IT services division. Mr. Halvorsen was laboratory manager and principal scientist at Xerox Palo Alto Research Center, where he founded the Information Sciences and Technology Lab and worked from August 1983 to May 2000. Mr. Halvorsen has been a director of Autodesk Inc., a publicly held company, since March 2000, and a director of Nets Holding A/S, a private company, since 2015. Mr. Halvorsen holds a Ph.D. and a Master of Arts degree from the University of Texas at Austin. We believe Mr. Halvorsen's qualifications for nomination include his extensive knowledge about the technology industry, the development and use of new technology and the overall operation of technology businesses through his experience at large technology companies, his understanding and insight with respect to international businesses and his experience as a member of the boards of directors of publicly held companies.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
William L. Meaney Age 56	Mr. Meaney assumed the role of our chief executive officer, or CEO, and, simultaneously, became a member of the Board, in January 2013. Mr. Meaney served as chief executive officer of The Zuellig Group, a private business-to-business conglomerate, from August 2004 until March 2012. Prior to that position, Mr. Meaney served as Managing Director and Chief Commercial Officer for Swiss International Air Lines, Ltd., a private company providing passenger and cargo transportation services in Europe and internationally, from December 2002 to January 2004. Mr. Meaney currently serves on the board of directors of Qantas Airways Limited, an Australian publicly held company offering passenger and air freight transportation services in Australia and internationally, and on the boards of trustees of Carnegie Mellon University and Rensselaer Polytechnic Institute. Mr. Meaney holds a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute and a Master of Science degree in Industrial Administration from Carnegie Mellon University. We believe Mr. Meaney's qualifications for nomination include his understanding of our businesses, operations and strategies as our current CEO, his extensive experience with global operations and capital allocation and his experience leading a primarily business-to-business company.
Wendy J. Murdock Age 63
Ms. Murdock will become one of our directors in connection with the consummation of our acquisition of Recall, which we expect to complete on May 2, 2016. Since December 2013, Ms. Murdock has served as a non-executive director of Recall. In addition, since 2013, Ms. Murdock has served on the Board and Risk Management Committee of USAA Federal Savings Bank and, since March 2016, Ms. Murdock has served on the Board and the Investment and Risk Committee of La Caisse de dépôt et placement du Québec. From 2005 to 2013, Ms. Murdock held a variety of positions with MasterCard Worldwide, including serving as a member of the MasterCard Worldwide Operating Committee, chief payment system integrity officer and chief product officer. Ms. Murdock holds a Bachelor of Arts degree from McGill University and a Master of Business Administration from the University of Western Ontario. We believe Ms. Murdock's qualifications for nomination include her deep industry knowledge and experience gained as a non-executive director of Recall, her significant leadership experience as a global executive and her expertise in the areas of international business and finance.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Walter C. Rakowich Age 58	Mr. Rakowich has been one of our directors since August 2013. Mr. Rakowich served as CEO of Prologis from November 2008 through June 2011, when Prologis merged with AMB Property Corporation, after which he assumed the role of co-CEO and served as a member of the Prologis board of directors until he retired in December 2012 after 18 years at Prologis. Before becoming CEO, Mr. Rakowich held a number of senior management positions while at Prologis, including managing director and chief financial officer from December 1998 to January 2005 and president and chief operating officer from January 2005 to November 2008. Mr. Rakowich served on the Prologis board of trustees from January 2005 through June 2011. Mr. Rakowich is a member of the board of directors of Host Hotels & Resorts, Inc., a publicly held company. Mr. Rakowich holds a Bachelor of Science degree in accounting from Pennsylvania State University and a Master of Business Administration degree from Harvard Business School. We believe Mr. Rakowich's qualifications for nomination include valuable industry knowledge and management expertise that Mr. Rakowich has developed as CEO of an industrial REIT, as well as his corporate finance and accounting expertise.
Alfred J. Verrecchia Age 73
Mr. Verrecchia became a member of our Board in March 2010 and has served as our Independent Chairman since March 2013. Mr. Verrecchia served as chairman of the board of directors of Hasbro, Inc., or Hasbro, a publicly held branded play company, from May 2008 to May 2015. He was the president and chief executive officer of Hasbro from 2003 until 2008, and prior to that he served as Hasbro's chief operating officer and chief financial officer. Mr. Verrecchia has served on the board of directors of several publicly held companies, including Old Stone Corp. from 1987 to 2012, FGX International Holdings Limited from February 2009 to March 2010 and CVS Caremark from September 2004 to March 2007. Mr. Verrecchia holds both a Bachelor of Arts degree in accounting and a Master of Business Finance degree, each from the University of Rhode Island. We believe Mr. Verrecchia's qualifications for nomination include his strong understanding and insights related to the operation of an enterprise in both the U.S. and international markets as the current chairman and former chief executive officer and president of a multinational publicly held corporation, his experience transforming a traditional product business, his extensive understanding of the capital markets and accounting as a former chief financial officer, his experience as a member of the board of directors of other publicly held companies and his prior experience as our lead independent director.

        The Board annually elects the officers of the Company. Each officer holds office at the discretion of the Board until the first meeting of the Board following the next annual meeting of stockholders or until such officer sooner dies, resigns or is removed. There are no family relationships between or among any of the Company's officers or directors.

        Set forth below is the name and age of each of our executive officers who is not nominated to be a director of the Company, his or her principal occupation and business experience during the past five years and the names of certain other companies of which he or she served as a director, as of April 15, 2016.

Name	Principal Occupations and Business Experience During the Past Five Years
Edward Bicks Age 47	Mr. Bicks was appointed senior vice president, chief strategy officer of the Company in February 2016. Prior to February 2016, Mr. Bicks served as senior vice president, chief strategy officer and emerging businesses of the Company from April 2015 to February 2016. From September 2013 to April 2015, Mr. Bicks served as senior vice president of the Company. From December 2012 to September 2013, Mr. Bicks served as senior vice president, strategy and change management at Forrester Research, Inc., or Forrester. From May 2005 to September 2013, Mr. Bicks served as vice president, strategy at Forrester. Mr. Bicks holds a Bachelor of Arts degree in Economics from Williams College and a Master of Business Administration from the MIT Sloan School of Management.
Ernest W. Cloutier Age 43
Mr. Cloutier was appointed executive vice president, U.S. federal, security and legal of the Company in June 2014. In addition, Mr. Cloutier also serves as the Company's general counsel and secretary, positions which he has held since joining the Company in December 2007 as a senior vice president of the Company. In June 2011 Mr. Cloutier was appointed as an executive vice president of the Company, and Mr. Cloutier assumed responsibility for the Company's global security and risk organizations in March 2014. Prior to joining the Company, Mr. Cloutier served as senior vice president, general counsel and secretary for Digitas Inc. from May 2004 to November 2007. Mr. Cloutier holds a Bachelor of Arts degree in Political Science from Bates College and a juris doctor from The American University Washington College of Law.
Roderick Day Age 52
Mr. Day was appointed chief financial officer of the Company in March 2014. Prior to this appointment, Mr. Day served as the Company's interim chief financial officer since November 2013. Mr. Day served as senior vice president and chief financial officer of Iron Mountain International from November 2009 to October 2013. In July 2008, Mr. Day joined the Company as chief financial officer of Iron Mountain Europe. Prior to joining the Company, Mr. Day served as chief financial officer at AOL Europe from September 2006 to May 2008. Mr. Day served as vice president, finance and strategy at AOL Europe from August 2003 to August 2006 and director, financial control and planning at AOL Europe from September 2001 to July 2003. Mr. Day holds a degree in Economics from Cambridge University and a Master of Business Administration degree from London Business School.

Name	Principal Occupations and Business Experience During the Past Five Years
Marc A. Duale Age 63	Mr. Duale was appointed president, Iron Mountain International in September 2008. He served as president of Iron Mountain Europe from May 2006 to September 2008. Prior to joining the Company, Mr. Duale served as managing director for Reuters Asia from January 2002 to April 2006. From 1999 to 2002, Mr. Duale served as chief operating officer for DHL Asia. He holds a Bachelor of Science degree and a Master of Science degree from Ecole Nationale des Techniques Avancees, a Master of Business Administration degree from Harvard Business School and a Master of Science degree in ocean engineering from the Massachusetts Institute of Technology.
Deirdre Evens Age 52
Ms. Evens was appointed executive vice president, chief people officer of the Company in July 2015. Prior to joining the Company, Ms. Evens served as executive vice president of human resources at Clean Harbors, Inc., or Clean Harbors, from September 2011 to July 2015. From June 2008 to September 2011, Ms. Evens served as executive vice president of sales and marketing at Clean Harbors. Ms. Evens holds a Bachelor of Science in mechanical engineering from Cornell University.
Patrick Keddy Age 61
Mr. Keddy was appointed executive vice president and general manager, North America and Western Europe of the Company in April 2015. Mr. Keddy joined the Company as senior vice president, Western Europe, in November 2011, responsible for the operations of the Company's Records Management, Document Management Solutions, Data Management and Secure Shredding businesses. Prior to joining the Company, Mr. Keddy served as President of the International Division of Pitney Bowes Inc. from 2005 to 2010. Mr. Keddy holds a Bachelor of Science in Administrative Science from the University of Aston in Birmingham, UK and is a Member of the Chartered Institute of Marketing.
Theodore MacLean Age 51
Mr. MacLean was appointed executive vice president, chief marketing officer of the Company in September 2014. Prior to joining the Company, Mr. MacLean served as general manager, emerging market strategies and sales at Microsoft Corporation from May 2011 to September 2014. From October 2008 to May 2011, Mr. MacLean served as general manager, open solutions group at Microsoft Corporation. Mr. MacLean holds a Bachelor of Arts from Carleton College and a Master of Business Administration from the Anderson School at the University of California, Los Angeles.
Eileen Sweeney Age 49
Ms. Sweeney was appointed senior vice president and general manager, data management of the Company in August 2014. Prior to joining the Company, Ms. Sweeney served as vice president and general manager of the global manufacturing industry for Computer Sciences Corporation, or CSC, from June 2012 to July 2014. From 2010 to June 2012, Ms. Sweeney served as president of the general dynamics account for CSC. From 2007 to 2010, Ms. Sweeney served as global president of the manufacturing sector for CSC. Ms. Sweeney holds a Bachelor of Science from Union College and a Master of Business Administration and Master of Science in Industrial Engineering from Northwestern University.

Name	Principal Occupations and Business Experience During the Past Five Years
John Tomovcsik Age 48	Mr. Tomovcsik was appointed executive vice president and general manager, records and information management of the Company in January 2014. From January 2007 to December 2013, Mr. Tomovcsik served as executive vice president and chief operating officer, Iron Mountain North America, responsible for the operations of the Company's Records Management, Document Management Solutions, Data Management and Secure Shredding core businesses.
Anastasios Tsolakis Age 59
Mr. Tsolakis was appointed executive vice president, global services and chief information officer of the Company in September 2011. Mr. Tsolakis served as executive vice president and chief information officer of the Company since joining the Company in September 2010. Prior to joining the Company, Mr. Tsolakis served as chief information officer from July 2008 to August 2010 at Affiliated Computer Services, Inc., a publicly held company that was acquired in 2009 by Xerox Corporation. Mr. Tsolakis holds a Bachelor of Science degree in electrical engineering from Wilkes University, a Masters of Business Administration from The Wharton School, University of Pennsylvania and a Ph.D. and Master of Science degree in electrical engineering from Virginia Polytechnic Institute and State University.

Board of Directors and Committees

        Independence.    Our Board is composed of a majority of directors who qualify as independent directors pursuant to the corporate governance standards for companies listed on the NYSE. The Board evaluates independence pursuant to NYSE standards each year by affirmatively determining whether each director has a direct or indirect material relationship with the Company (including its subsidiaries) and members of the Company's management that may interfere with such director's ability to exercise his or her independence from the Company. When assessing the materiality of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. None of our independent directors (other than Mr. Deninger) has any relationship with the Company or its management other than his or her service as a director and on committees of the Board, and the Board has concluded that none of the Company's directors possess the objective relationships set forth in the NYSE listing standards that prevent independence.

        In assessing the independence of Mr. Deninger, the Board considered Mr. Deninger's position as a senior managing director at Evercore Partners Inc., or Evercore. In 2013 the Company entered into an agreement with Evercore pursuant to which Evercore agreed to provide financial advisory services to the Company, as further described under the "Certain Relationships and Related Transactions" section of this Proxy Statement. In 2015 the Company paid the final $250,000 of fees associated with the agreement with Evercore. The agreement with Evercore has terminated in accordance with its terms. The Board determined that, because Mr. Deninger agreed to waive any direct fees he may receive in connection with the Evercore engagement and did not work on the engagement on behalf of Evercore, this relationship would not interfere with Mr. Deninger's ability to exercise independence from the Company.

        The Board has determined that all of our non-management directors qualify as independent under NYSE rules. One of our directors, Mr. Meaney, is a management employee involved in our day-to-day activities and is not considered to be an independent director.

        Attendance.    During the fiscal year ended December 31, 2015, the Board held 13 meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and all committees thereof on which such director served that were held during the period for which such director served. Mr. Chatfield and Ms. Murdock are expected to join the Board on May 2, 2016 and did not attend any Board and committee meetings during the fiscal year ended December 31, 2015. All of our directors standing for re-election at the time attended our 2015 Annual Meeting of Stockholders. All directors standing for re-election are expected to attend the Annual Meeting, either in person or by teleconference. Our policy with respect to directors' attendance at our annual meetings of stockholders can be found in our Corporate Governance Guidelines, the full text of which appears under the heading "Company/Investors/Corporate Governance" on our website at www.ironmountain.com.

Board Leadership Structure

        The Board does not have a formal policy as to whether the roles of Chairman and CEO should be combined or separated. The Board believes that Iron Mountain stockholders are best served by the Board having flexibility to consider the relevant facts and circumstances and determine, at the time of the Chairman's election, the best leadership structure for the Company rather than by adhering to a formal standing policy on the subject.

        As a result of the Board's ongoing review of its leadership structure, the Board has determined that the position of Chairman should be held by a non-employee of the Company. The Board believes that the current leadership structure, which separates the roles of CEO and Independent Chairman, fosters effective governance and oversight of the Company. The Independent Chairman controls the Board meeting agendas, which ensures that topics deemed important by the independent directors are included in Board discussions and best enables the Board to express its views on our management, strategy and execution. The Independent Chairman is responsible for advising the CEO and presiding over meetings of the Board, presiding over all executive sessions of non-management directors, consulting with the CEO on Board meeting agendas and acting as a liaison between management and non-management directors. The CEO is responsible for setting the Company's strategy and leading the organization's day-to-day performance. We believe this governance structure promotes balance between the authority of those who oversee our business and those who manage it on a day-to-day basis.

        The Board convenes in non-management executive session before the conclusion of each in-person Board meeting, and an executive session is offered in all telephonic Board meetings.

Committees

        The Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Governance Committee, Finance Committee and Risk and Safety Committee. The Board has adopted a charter for each of its standing committees, and each such charter is available on our website at www.ironmountain.com under the heading "Company/Investors/Corporate Governance." During the fiscal year ended December 31, 2015, the Audit Committee held six meetings, the Compensation Committee held six meetings, the Nominating and Governance Committee held five meetings, the Finance Committee held nine meetings and the Risk and Safety Committee held six meetings.

        The Nominating and Governance Committee annually reviews the composition of the Board committees and considers whether to recommend committee membership changes to the Board. In 2015 the Nominating and Governance Committee, in an effort to promote continuity, did not recommend any committee membership changes.

        Membership on each committee as of April 15, 2016 is set forth in the chart below.

 Committee Membership

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Risk and Safety Committee
Alfred J. Verrecchia(1)			✓*
Jennifer Allerton	✓				✓
Ted R. Antenucci	✓			✓
Pamela M. Arway		✓*	✓
Clarke H. Bailey		✓	✓		✓*
Kent P. Dauten	✓		✓	✓*
Paul F. Deninger				✓	✓
Per-Kristian Halvorsen		✓			✓
William L. Meaney					✓
Walter C. Rakowich	✓*		✓

(1)
Chairman of the Board

*
Committee Chair

Upon the consummation of the Company's acquisition of Recall, each of Mr. Chatfield's appointment to the Board and Ms. Murdock's appointment to the Board will become effective. Mr. Chatfield is expected to join the Audit Committee and the Risk and Safety Committee, and Ms. Murdock is expected to join the Compensation Committee and the Finance Committee.

        Audit Committee.    Each member of the Audit Committee is independent as defined by the rules of the SEC, the NYSE listing standards and the Audit Committee Charter. In addition, the Board has determined that each member of the Audit Committee is an audit committee financial expert as defined by the rules of the SEC and is financially literate as defined by the NYSE listing standards. The Audit Committee: (1) assists the Board in oversight of the integrity of the Company's financial statements; (2) assists the Board in oversight of the Company's compliance with legal and regulatory requirements; (3) assists the Board in oversight of the independent registered public accounting firm's retention, qualifications and independence; (4) assists the Board in oversight of the performance of the Company's internal audit function and independent auditors; (5) prepares an Audit Committee report as required by the SEC to be included in the annual Proxy Statement; (6) performs such other duties as the Board may assign to the Audit Committee from time to time, such as approving transactions subject to our Related Person Transaction Policies and Procedures described on page 73 of this Proxy Statement; and (7) takes other actions to meet its responsibilities as set forth in its written charter. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters they think may be questionable. Information about these procedures can be found on our website, www.ironmountain.com, under the heading "Company/Investors/Corporate Governance."

        Compensation Committee.    Each member of the Compensation Committee qualifies as independent under the NYSE listing standards. The Compensation Committee: (1) reviews, approves and recommends to the independent members of the Board the base salary, equity-based incentives and the payment of short-term incentive compensation for the CEO; (2) approves all long-term equity incentives to our employees, including Messrs. Day, Duale, Meaney and Keddy and Ms. Evens, or, collectively, the Named Executive Officers, under the 2014 Stock and Cash Incentive Plan, or the 2014 Plan; (3) reviews and approves the annual cash compensation for Named Executive Officers (other than the CEO) based on recommendations from the CEO and reports to the Board on such decisions; (4) reviews the Company's cash and stock-based incentive compensation plans to assess their effectiveness in meeting the Company's goals and objectives and exercises all of the authority of the Board with respect to the administration of such plans; (5) annually reviews and discusses with management a draft of the Company's Compensation Discussion and Analysis to be included in the Company's Annual Report on Form 10-K and annual proxy statement; (6) annually prepares and publishes an annual report of the Compensation Committee for inclusion in the Company's Annual Report on Form 10-K and annual proxy statement; (7) reviews and discusses at least on an annual basis the risks arising from the Company's compensation policies for its employees; and (8) takes other actions to meet its responsibilities as set forth in its written charter.

        The Board has delegated final authority for compensation decisions for the Named Executive Officers, other than our CEO, to the Compensation Committee. The Compensation Committee has the authority to delegate any of its responsibilities to a sub-committee composed of members of the Compensation Committee, but it has not done so to date.

        For a discussion concerning the process and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see the "Compensation Discussion and Analysis" section in this Proxy Statement.

        Nominating and Governance Committee.    Each member of the Nominating and Governance Committee qualifies as independent under the NYSE listing standards. The Nominating and Governance Committee: (1) recommends the composition of the Board; (2) identifies and recommends candidates for nomination to the Board; (3) recommends to the Board structures and statements of the duties and responsibilities of each committee of the Board; (4) develops and recommends to the Board and implements corporate governance guidelines applicable to the Company; (5) assists the Board in annually reviewing management succession; (6) develops and monitors an annual process to assess the effectiveness of the Board and implements and oversees an annual review of the performance of the Board (including evaluations of individual Board members) and each of the Board's standing committees; (7) develops and proposes, for approval by the Board, compensation policies for the Company's non-employee directors; (8) annually reviews contributions to candidates made by the Iron Mountain Incorporated Political Action Committee, or IMPAC, and determines the composition of the IMPAC board; and (9) takes other actions to meet its responsibilities as set forth in its written charter.

        Finance Committee.    Although the NYSE listing standards do not require members of the Finance Committee to be independent, all members of the Finance Committee qualify as independent under the NYSE listing standards and the Board's assessment of any material relationships with the Company. The Finance Committee: (1) reviews the Company's capital structure and financial strategies; (2) reviews the Company's material capital allocation decisions, strategic investments and dispositions and other opportunities for maximizing stockholder value; (3) considers and reviews the Company's dividend and share repurchase policies and programs and other strategies to return capital to stockholders; (4) reviews the Company's derivatives and hedging policies and strategies; (5) reviews the Company's investment policies and practices; (6) reviews the Company's credit ratings and strategy, (7) periodically reviews the Company's investor relations strategy, (8) furnishes periodic reports to the Board concerning the Finance Committee's work; and (9) performs such other duties as the Board may assign to the committee from time to time.

        Risk and Safety Committee.    The Risk and Safety Committee (1) reviews and monitors material safety, security, business continuity, information security and risk management strategies and systems; (2) reviews and monitors material safety, security, business continuity, information security and risk management policies and processes implemented, established and reported on by the Company's management; (3) monitors the Company's insurance programs; and (4) takes other actions to meet its responsibilities as set forth in its written charter.

Board and Committee Evaluations

        The Nominating and Governance Committee oversees the Board and committee evaluation process. Generally, including in 2015, the Board and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to the Board and each committee at their subsequent meetings in order to facilitate an examination and discussion by the Board and each committee of the effectiveness of the Board, committees, individual directors, Board and committee structure and dynamics, and areas for possible improvement. The Nominating and Governance Committee establishes the board and committee evaluation process each year and may determine to use an independent third party evaluation process from time to time in the future.

Risk Oversight

        The Board is responsible for oversight of the Company's management of enterprise risks. Iron Mountain senior management is responsible for the Company's risk management process and the day-to-day supervision and mitigation of enterprise risks. The Board receives regular reports on areas of material Company risk, including strategic, operational, financial, legal and regulatory risks. The Board, or the committee of the Board assigned responsibility for a specific area of risk, receives reports from the Company executive accountable for understanding and mitigating the identified risk. When a committee of the Board receives a risk report, the chairman of such committee provides a summary of the discussion to the Board during the next regularly scheduled Board meeting. This practice allows the Board and each of its committees to remain coordinated in their oversight of enterprise risk. The Risk and Safety Committee provides additional support to the Board in ensuring that the Company's enterprise risk management program is established appropriately and operating effectively.

Political Expenditures

        Our Global Political Contribution Policy, together with our Code of Ethics and Business Conduct, guide our approach to ethical business behavior and corporate political contributions. Our Global Political Contribution Policy provides that Iron Mountain does not make political contributions in any form or amount from corporate funds or resources, even when permitted by applicable law. This means corporate funds are not used in support of or opposition to political candidates, political parties, political committees and other political entities organized and operating for political candidates. In addition, corporate funds are not used for "electioneering" communications.

        The Company administers IMPAC, which is a non-partisan political action committee supporting congressional candidates at the federal level only. IMPAC allows eligible employees to pool their resources to support candidates who understand the issues important to the Company's business and its employees. Participation in IMPAC is strictly voluntary. Except for administrative expenses, IMPAC is funded solely by the Company's employees and directors and is not supported by funds from the Company. IMPAC complies with federal election laws and all other applicable laws and reports regularly to the Federal Elections Commission. In addition, IMPAC is governed by a set of bylaws and supervised by a board of directors composed of senior managers from different areas of the Company.

        The Company is a member of a number of trade associations that participate in public relations activities such as education and conferences, but not for the purpose of making political contributions. Our Code of Ethics and Business Conduct and our Global Political Contribution Policy are available on our website under the heading "Company/Investors/Corporate Governance."

Stockholder Communications to Board of Directors

        The Board believes it is important to engage effectively with stockholders. To facilitate this engagement, in February 2016, the Board adopted a written Shareholder Engagement and Communication Policy, or the Shareholder Engagement Policy, which outlines the procedures for the Board's engagement and communication with the Company's stockholders. The Shareholder Engagement Policy is overseen by the Nominating and Governance Committee. Under the Shareholder Engagement Policy, any stockholder, security holder or other interested party who desires to communicate with the Board, any individual director, including the Independent Chairman, or the independent or non-management directors as a group, may do so by regular mail or email directed to the Secretary of the Company. Communications to the Board should be mailed to Corporate Secretary, Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110; the Secretary's email address is corporatesecretary@ironmountain.com. Upon receiving such mail or email, the Secretary will assess the appropriate director or directors to receive the message and will forward the mail or email to such director or directors without editing or altering it.

Selection of Board of Directors Nominees

        The Board is responsible for developing and approving criteria, in addition to those set forth in our Corporate Governance Guidelines, for candidates for Board membership. The Nominating and Governance Committee is responsible for seeking candidates to become Board members, consistent with the criteria set forth in the Corporate Governance Guidelines and approved by the Board, and for recommending candidates to the entire Board for selection by the Board for nomination to fill vacancies on the Board or expiring terms of directors at each annual meeting of stockholders. The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders.

        Nominees for director will be selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that they will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, the Board's policy is to give due consideration to the Board's overall balance of diversity of perspectives, backgrounds and experiences. To implement and review the effectiveness of our diversity policy, the Nominating and Governance Committee reviews the appropriate skills and characteristics of members of the Board in the context of the then current composition of the Board. It is the practice of the Nominating and Governance Committee to then consider these factors when screening and evaluating candidates for nomination or re-election to the Board. The Board will not nominate for election as director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election, and (2) acceptance of such resignation by the Board.

        The Nominating and Governance Committee will consider, as part of the process for identifying individuals who might be candidates, individuals who are properly recommended by stockholders for nomination by the Board at a meeting of stockholders at which directors are to be elected. To be proper, a recommendation for a nominee for director with respect to a meeting of stockholders must comply with applicable law, the Company's Bylaws and the Company's Corporate Governance Guidelines. The Nominating and Governance Committee will consider any suggestions offered by other directors or stockholders with respect to potential directors, and there will be no difference in the manner in which potential nominees are evaluated. However, the Nominating and Governance Committee and the Board are not required to enlarge the size of the Board in order to nominate an otherwise fully qualified candidate proposed by a stockholder. A stockholder wishing to nominate a director directly must comply with the procedures described in the Company's Bylaws and this Proxy Statement.

        In 2015 the Nominating and Governance Committee did not retain the services of, and did not pay a fee to, any third party to identify or assist in identifying or evaluating potential nominees to our Board.

Nominations and Proposals of Stockholders

        A stockholder who, in accordance with Rule 14a-8, or Rule 14a-8, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, wants to present a proposal for inclusion in the Company's 2017 Proxy Statement and proxy card relating to the 2017 Annual Meeting of Stockholders must submit the proposal by December 28, 2016. In order for the proposal to be included in the Proxy Statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain regulations established by the SEC.

        Stockholders who wish to present a business proposal or nominate persons for election as directors at the Company's 2017 Annual Meeting of Stockholders must provide a notice of the business proposal or nomination in accordance with Section 2.4 of our Bylaws, in the case of business proposals, or Section 3.2 of our Bylaws, in the case of director nominations. In order to be properly brought before the 2017 Annual Meeting of Stockholders, Sections 2.4 and 3.2 of our Bylaws require that a notice of the business proposal the stockholder wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be received at our principal executive office not less than 90 days, and not more than 120 days, prior to the first anniversary of the Company's prior year's annual meeting. Therefore, any notice intended to be given by a stockholder with respect to the Company's 2017 Annual Meeting of Stockholders pursuant to our Bylaws must be received at our principal executive office no earlier than February 17, 2017 and no later than March 19, 2017. However, if the date of our 2017 Annual Meeting of Stockholders occurs more than 30 days before or 30 days after June 17, 2017, the anniversary of the 2016 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (1) the 120th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder's notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 2.4, 3.2 and 3.3 of our Bylaws.

        All proposals must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.

Code of Ethics

        Our Code of Ethics and Business Conduct applies to each of the Company's employees, including officers, and directors. Our Code of Ethics and Business Conduct is posted on our website, www.ironmountain.com, under the heading "Company/Investors/Corporate Governance." A printed copy of our Code of Ethics and Business Conduct is also available free of charge to any stockholder who requests a copy. We intend to disclose any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct applicable to our CEO, chief financial officer or principal accounting officer or controller by posting such information on our website. Any waivers applicable to any other executive officers will also be promptly disclosed to stockholders on our website.

 ITEM 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with the requirements of Section 14A of the Exchange Act and related rules of the SEC, we are including this separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers listed in the "Summary Compensation Table" appearing in this Proxy Statement, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

        Our executive compensation is designed to reward executive performance that contributes to our success while encouraging behavior that is in our and our stockholders' long-term best interests. We also seek to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. At the core of our executive compensation programs is our "pay for performance" philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles. We urge you to read the "Compensation Discussion and Analysis" section and compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our Named Executive Officers.

        The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against the compensation paid to the Named Executive Officers as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

        Based on the above, we request that you indicate your support for our executive compensation philosophy and practices by voting to approve, on a non-binding, advisory basis, the following resolution:

        "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement for the 2016 Annual Meeting of Stockholders, is hereby APPROVED."

Required Vote

        The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve the compensation of our Named Executive Officers, as described in the "Compensation Discussion and Analysis" section, the compensation tables and the other narrative compensation disclosures contained in this Proxy Statement. For the purpose of determining whether a majority of the votes has been cast in favor of the approval of this resolution, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination. The opportunity to vote on this resolution is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on this resolution is not binding upon the Company and serves only as a recommendation to our Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation programs, and the Board value the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

        Our current policy is to provide stockholders with an opportunity to approve the compensation paid to our Named Executive Officers each year at our annual meeting of stockholders. We currently expect that the next such vote will occur at our 2017 Annual Meeting of Stockholders.

        The Board recommends that you vote FOR the approval of the foregoing non-binding, advisory resolution approving the compensation of our Named Executive Officers.

 ITEM 3

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to ratification by the stockholders, the Audit Committee has selected the firm of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current year.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders who are present at the Annual Meeting.

        The fees we paid to Deloitte & Touche LLP in 2015 are shown in the table appearing on page 75 of this Proxy Statement.

        If the stockholders do not ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, the selection of accountants will be reconsidered by the Audit Committee.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the current fiscal year. For purposes of determining the number of votes cast, only those cast "For" or "Against" are included, and any abstentions will not count in making that determination.

        The Board recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by: (1) each director and nominee for director; (2) the Named Executive Officers; (3) all directors and executive officers of the Company as a group; and (4) each stockholder known by us to be the beneficial owner of more than 5% of the Common Stock. Such information is presented as of March 31, 2016, except as otherwise noted.

	Amount of Beneficial Ownership(1)
Name and Addresses(2)	Shares	Percent Owned
Directors and Named Executive Officers
Jennifer Allerton(3)	6,562	*
Ted R. Antenucci(4)	9,786	*
Pamela M. Arway(5)	8,401	*
Clarke H. Bailey(6)	228,906	*
Neil Chatfield(7)	0	*
Kent P. Dauten(8)	2,218,640	1.0%
Roderick Day(9)	92,565	*
Paul F. Deninger(10)	49,280	*
Marc A. Duale(11)	112,822	*
Deirdre Evens(12)	0	*
Per-Kristian Halvorsen(13)	17,197	*
Patrick J. Keddy(14)	67,228	*
William L. Meaney(15)	660,405	*
Wendy J. Murdock(16)	0	*
Walter C. Rakowich(17)	5,067	*
Alfred J. Verrecchia(18)	29,934	*
All directors and executive officers as a group(19)	4,034,585	1.8%
Five Percent Stockholders:
The Vanguard Group(20)	30,793,809	14.6%
Capital World Investors(21)	22,148,914	10.5%
Vincent J. Ryan(22)	15,425,080	7.3%
T. Rowe Price Associates, Inc.(23)	14,855,974	7.0%
Capital International Investors(24)	14,656,924	6.9%
Blackrock Inc.(25)	13,294,196	6.3%
Parnassus Investments(26)	11,417,308	5.4%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Unless specified otherwise, the address of each of our directors, nominees for director and Named Executive Officers is c/o Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110.

(3)
Ms. Allerton is a director of the Company.

(4)
Mr. Antenucci is a director of the Company. Does not include the 20,029.7432 vested shares of phantom stock previously reported on Forms 4 filed with the SEC as of March 31, 2016. Shares of phantom stock, or Phantom Shares, have been acquired pursuant to the Iron Mountain

  Incorporated Directors Deferred Compensation Plan, or the DDCP, and each Phantom Share is the economic equivalent of one share of Common Stock.

(5)
Ms. Arway is a director of the Company.

(6)
Mr. Bailey is a director of the Company. Includes 12,409 shares held by the Clarke H. Bailey GST Trust for the benefit of Trent S. Bailey and 12,409 shares held by the Clarke H. Bailey GST Trust for the benefit of Turner H. Bailey. Includes 52,494 shares that Mr. Bailey has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2016. Does not include the 24,666.5273 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 31, 2016.

(7)
Mr. Chatfield's appointment to the Board will become effective in connection with the consummation of the Company's acquisition of Recall, which is expected to be completed on May 2, 2016.

(8)
Mr. Dauten is a director of the Company. Consists of 2,175,918 shares held in a joint securities account and 42,722 shares that Mr. Dauten has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2016.

(9)
Mr. Day is executive vice president, chief financial officer of the Company. Includes 68,793 shares that Mr. Day has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2016.

(10)
Mr. Deninger is a director of the Company. Includes 13,390 shares that Mr. Deninger has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2016.

(11)
Mr. Duale is president, Iron Mountain International. Includes 49,110 shares that Mr. Duale has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2016.

(12)
Ms. Evens is executive vice president and chief people officer of the Company.

(13)
Mr. Halvorsen is a director of the Company. Does not include the 14,060.4603 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 31, 2016.

(14)
Mr. Keddy is executive vice president and general manager, North America and Western Europe of the Company. Includes 57,245 shares that Mr. Keddy has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2016. Includes 1,488 Restricted Stock Units, or RSUs, that will vest within 60 days of March 31, 2016. Each RSU represents a contingent right to receive one share of Common Stock.

(15)
Mr. Meaney is CEO and a director of the Company. Includes 586,432 shares that Mr. Meaney has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2016.

(16)
Ms. Murdock's appointment to the Board will become effective in connection with the consummation of the Company's acquisition of Recall, which is expected to be completed on May 2, 2016.

(17)
Mr. Rakowich is a director of the Company. Does not include the 9,298.7342 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 31, 2016.

(18)
Mr. Verrecchia is a director of the Company. Includes 18,290 shares that Mr. Verrecchia has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2016. Does not include the 20,923.5474 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 31, 2016.

(19)
Includes 1,270,963 shares that directors and executive officers have the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2016. Includes 1,488 RSUs granted to directors and executive officers that will vest within 60 days of March 31, 2016.

(20)
This information is as of December 31, 2015 and is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2016, or The Vanguard Group Schedule 13G. In accordance with the disclosures set forth in The Vanguard Group Schedule 13G, The Vanguard Group reports sole voting power over 360,250 shares and sole dispositive power over 30,416,751 shares. The percent owned is based on the calculation provided by The Vanguard Group in The Vanguard Group Schedule 13G. Based on the information provided in The Vanguard Group Schedule 13G, the address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(21)
This information is as of December 31, 2015 and is based solely on a Schedule 13G/A filed by Capital World Investors with the SEC on February 12, 2016, or the Capital World Investors Schedule 13G/A. In accordance with the disclosures set forth in the Capital World Investors Schedule 13G/A, Capital World Investors reports sole voting power and sole dispositive power over 22,148,914 shares. The percent owned is based on the calculation provided by Capital World Investors in the Capital World Investors Schedule 13G/A. Based on the information provided in the Capital World Investors Schedule 13G/A, the address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(22)
This information is as of December 31, 2015 and is based solely on a Schedule 13G/A filed by Mr. Vincent J. Ryan with the SEC on February 2, 2016, or the Ryan Schedule 13G/A. Mr. Ryan is a former director of the Company who retired from the Board effective November 1, 2014. In accordance with the disclosures set forth in the Ryan Schedule 13G/A, Mr. Ryan reports sole voting power over 9,495,881.366 shares and sole dispositive power over 11,907,413.236 shares. The percent owned is based on the calculation provided by Mr. Ryan in the Ryan Schedule 13G/A. Based on the information provided in the Ryan Schedule 13G/A, the address of Mr. Ryan is c/o Schooner Capital LLC, 60 South Street, Suite 1120, Boston, Massachusetts 02111.

(23)
This information is as of December 31, 2015 and is based solely on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 12, 2016, or the T. Rowe Price Schedule 13G. In accordance with the disclosures set forth in the T. Rowe Price Schedule 13G, T. Rowe Price Associates reports sole voting power over 3,618,010 shares and sole dispositive power over 14,855,974 shares. The percent owned is based on the calculation provided by T. Rowe Price Associates, Inc. in the T. Rowe Price Schedule 13G. Based on the information provided in the T. Rowe Price Schedule 13G, the address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(24)
This information is as of December 31, 2015 and is based solely on a Schedule 13G filed by Capital International Investors with the SEC on February 12, 2016, or the Capital International Investors Schedule 13G. In accordance with the disclosures set forth in the Capital International Investors Schedule 13G, Capital International Investors reports sole voting power over 14,188,506 shares and sole dispositive power over 14,656,924 shares. The percent owned is based on the calculation provided by Capital International Investors in the Capital International Investors Schedule 13G. Based on the information provided in the Capital International Investors Schedule 13G, the address of Capital International Investors is 11100 Santa Monica Boulevard, 16th Floor, Los Angeles, CA 90025.

(25)
This information is as of December 31, 2015 and is based solely on a Schedule 13G filed by Blackrock, Inc. with the SEC on January 28, 2016, or the Blackrock Schedule 13G. In accordance with the disclosures set forth in the Blackrock Schedule 13G, Blackrock, Inc. reports sole voting power over 11,578,816 shares and sole dispositive power over 13,294,196 shares. The percent owned is based on the calculation provided by Blackrock, Inc. in the Blackrock Schedule 13G. Based on the information provided in the Blackrock Schedule 13G, the address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(26)
This information is as of December 31, 2016 and is based solely on a Schedule 13G/A filed by Parnassus Investments with the SEC on February 12, 2016, or the Parnassus Schedule 13G/A. In accordance with the disclosures set forth in the Parnassus Schedule 13G/A, Parnassus Investments reports sole voting power and sole dispositive power over 11,417,308 shares. The percent owned is based on the calculation provided by Parnassus Investments in the Parnassus Schedule 13G/A. Based on the information provided in the Parnassus Schedule 13G/A, the address of Parnassus Investments is 1 Market Street, Suite 1600, San Francisco, CA 94105.

Equity Compensation Plan Information

        The following provides certain equity compensation plan information with respect to all of our equity compensation plans in effect as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise or settlement of outstanding options, warrants and rights		Weighted average exercise or settlement price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	5,339,927	(1)	$29.65	(2)	7,510,935	(3)
Equity compensation plans not approved by security holders	0		0		0
Total	5,339,927		$29.65		7,510,935

(1)
Includes: (i) 3,688,525 stock options granted under the Iron Mountain Incorporated 1995 Stock Incentive Plan, the Iron Mountain Incorporated 1997 Stock Option Plan, Iron Mountain Incorporated 2002 Stock Incentive Plan, or the 2002 Plan, and the 2014 Plan; (ii) 1,217,597 shares that may be issued upon settlement of outstanding RSUs granted under the 2002 Plan and the 2014 Plan; and (iii) 433,805 shares that may be issued upon settlement of outstanding Performance Units, or PUs, granted under the 2002 Plan and the 2014 Plan. Each PU represents a contingent right to receive one share of Common Stock. Excludes stock options to purchase up to 289 shares of our Common Stock, which stock options, having a weighted average exercise price of $9.97 per share, were issued pursuant to stock option plans assumed in connection with our acquisition of Mimosa Systems, Inc., or the Mimosa Plan. No future equity awards may be granted under the Mimosa Plan.

(2)
Weighted average exercise price is calculated inclusive of stock options, RSUs and PUs. For RSUs and PUs, the weighted average exercise price is calculated as the weighted average grant date fair value. If calculated solely for stock options that have an exercise price, the weighted average exercise price of outstanding options at December 31, 2015 is $27.79 per share.

(3)
Includes the 2002 Plan, the 2014 Plan and the Iron Mountain Incorporated 2013 Employee Stock Purchase Plan, or the 2013 ESPP.

 EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        The primary objectives of our compensation programs are to reward the achievement of both Company and individual goals and to align the interests of our executives with the creation of stockholder value. In keeping with these objectives, our compensation programs are designed to align with the objectives of our strategic plan developed by senior leadership, or the Strategic Plan, and reward teamwork and contribution to the successful achievement of our enterprise goals and financial objectives.

2015 Developments

  •
  Reaffirmed our Strategic Plan, which is focused on three core pillars for growth—Developed Markets(1), Emerging Markets(2) and Adjacent Businesses(3); extended our financial outlook to 2020 at our Investor Day in October 2015; and embarked on a multi-year transformation program, or the Transformation Program, intended to improve operational efficiency and provide additional investment for growth

  •
  Entered into agreement to acquire Recall, which is expected to deliver meaningful synergies and earnings accretion once completed

  •
  Achieved operational performance generally in line with expectations, measured in constant currency; however, the strengthening of the U.S. dollar negatively impacted our reported results

  •
  Continued to deliver rewards through our pay-for-performance model that balances short-term operational performance and the creation of long-term stockholder value:

  •
  our executives were rewarded for 2015 operational performance through our short-term incentive program

  •
  the value of our executives' long-term incentives, the largest portion of their compensation, declined significantly due to the decline in our share price during 2015 and the impact of the strengthening U.S. dollar on the performance of certain of our Performance Units, or PUs, which are measured on a reported basis (i.e., including the impact of currency fluctuation)

Strategic Plan

        During 2015, we continued to make progress executing on the Strategic Plan, which includes (i) three core growth and value pillars that drive our business strategy to generate more income from developed markets and higher growth markets and businesses and (ii) enabling activities that are designed to improve efficiency and leverage scale to support the investment and execution of the three

(1)
"Developed Markets" include United States, Canada, western Europe and Australia.

(2)
"Emerging Markets" include central and eastern Europe, Latin America and the Asia Pacific region (excluding Australia).

(3)
"Adjacent Businesses" primarily include our data center and fine art storage businesses.

core pillars and maintain and strengthen our dividend. The Strategic Plan's growth and value pillars, as well as the enabling activities, are represented in the following graphic:

        The table below highlights the significant 2015 achievements with respect to each core growth and value pillar of our Strategic Plan:

Core Pillar	Significant 2015 Achievements
Profitable growth in Developed Markets	• Continued growth in storage rental revenue and volume growth across Developed Markets
• Consolidated our executive leadership in North America and Western Europe to improve focus and alignment in our developed markets and present a single face to our major customers
Expansion and penetration in Emerging Markets

•

Expanded revenue from Emerging Markets to 14.6% of total revenue in the fourth quarter of 2015, on a 2014 constant currency basis, demonstrating progress toward our goal to increase contribution from these markets

Identifying, incubating and scaling Adjacent Businesses

•

Entered the fine art storage business by acquiring Crozier Fine Arts, a leading storage, logistics and transportation firm for high-value paintings, photographs and other types of art belonging to individual collectors, galleries and art museums

Aligning Program Design with the Strategic Plan

        In connection with the continued execution of the Strategic Plan, the Compensation Committee periodically reviews our executive compensation programs to maintain the alignment of our incentives with our strategic objectives and the creation of stockholder value. Our executive compensation programs include short-term and long-term incentive components.

        Our short-term incentive program is designed to reward all of our executive officers for executing the Company's annual operating plan and demonstrating progress during the year toward the Company's achievement of multi-year strategic objectives. Results are measured on a constant currency basis to remove the effects of foreign currency exchange rate fluctuations and measure achievement primarily within the control of management. Our short-term incentive program consists of two general criteria for evaluation:

  •
  financial performance (70% of short-term incentive opportunity): primarily rewards achievement of Adjusted OIBDA(4) goals, our primary measure of profit; additional short-term incentive awards may be earned for profitable revenue growth in excess of targets; and

  •
  strategic objectives (30% of short-term incentive opportunity): rewards achievement during the year of certain objectives with respect to each core growth and value pillar of the Strategic Plan as well as other key initiatives related to real estate ownership, talent and safety. (For a description of these strategic objectives, see "Components of Compensation—Short-Term Performance-Based Incentives—Strategic Objectives.")

        Our long-term incentive program rewards our success over a multi-year period relative to internal financial performance targets and stockholder returns through a portfolio of stock-based awards, including:

  •
  Storage Revenue PUs, which reward achievement of success in storage rental revenue growth objectives, subject to achieving a minimum level of return on invested capital, or ROIC.(5) Storage rental revenue growth is a key driver of cash flow, which in turn supports growth in our dividend. Due, in part, to the three-year performance period of our Storage Revenue PUs, results are measured on a reported basis and include the effect of currency fluctuation;

  •
  Relative TSR PUs, or TSR-Based PUs, which reward total stockholder return, or TSR, performance, including the impact of changes in share price and reinvested dividends, relative to the majority of the S&P 500 over a three-year period;

  •
  Stock Options, which reward share price growth. Our stock options generally have an exercise price equal to the closing price on the date of grant, or Fair Market Value of our stock at the date of grant, but our CEO's stock options have an exercise price 25% above the Fair Market Value at the date of grant. Stock options vest ratably over three years and are generally exercisable until the tenth anniversary of the grant date; and

  •
  Restricted Stock Units, or RSUs, which support retention and provide additional alignment with stockholders and vest ratably over three years.

        The Compensation Committee annually evaluates our incentive programs to ensure they continue to support our Strategic Plan and adopts changes where appropriate. In 2015 the Compensation

(4)
Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate), Recall Costs and REIT Costs. "Recall Costs" include operating expenditures associated with our proposed acquisition of Recall, including costs to complete the Recall acquisition, including advisory and professional fees, as well as costs incurred to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion and system upgrade costs. "REIT Costs" include costs associated with our conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods.

(5)
ROIC is defined as net operating profit after taxes plus depreciation and amortization less non-growth capital expenditures divided by the average of the beginning and ending balance of total debt plus stockholders equity and non-controlling interest less cash plus accumulated depreciation on racking.

Committee approved a series of refinements to better align our incentive programs with our Strategic Plan, including:

  •
  refining the strategic measures contained in the short-term performance-based incentive program:

  •
  in our Developed Markets, we now utilize storage revenue internal growth, which reflects both volume growth and pricing, to measure achievement; and

  •
  we now consider a metric related to the realization of certain security and safety related objectives to measure achievement; and

  •
  implementing the second phase of our long-term incentive strategy, adopted in 2014, and refined our performance metric to reflect our conversion to a real estate investment trust, or REIT:

  •
  we granted TSR-Based PUs to a broad group of executives, including all of our executive officers, consistent with our long-term incentive strategy adopted in 2014; and

  •
  we changed the revenue metric of certain of our PU awards to storage rental revenue from total revenue.

2015 Compensation Decisions & Performance

Pay Opportunity

        Following its annual review of performance, executive development and relevant market benchmark data, the Compensation Committee approved increases in pay opportunity for certain of our Named Executive Officers, including our CEO. In each case, the majority (or, in the case of our CEO, the entirety) of the increase in pay opportunity was delivered through variable compensation, which increased the proportion of compensation tied to achievement of performance goals or stock price appreciation.

Executive	Changes in Pay Opportunity	Considerations
William L. Meaney	• increased target bonus by 10 percentage points to 135% of base salary • increased potential economic value of long-term incentive awards by $1,150,000 to $5,150,000

•

100% of the increased pay opportunity was delivered through variable compensation, primarily long-term incentives

•

first increase in annual pay opportunity since joining the Company in 2013, which reflects the Board's assessment of Mr. Meaney's performance and increases to relevant market benchmarks

Roderick Day	• increased base salary by 5% • increased potential economic value of long-term incentive awards by $250,000 to $1,250,000

•

more than 90% of the increased pay opportunity was delivered through variable compensation, primarily long-term incentives

•

reflects our CEO's assessment of Mr. Day's performance since his appointment in 2014 and his position relative to market benchmarks

Patrick Keddy	• increased base salary by 12% • increased target bonus by 10 percentage points to 70% of base salary • increased potential economic value of long-term incentive awards by $550,000 to $750,000	• reflects significantly increased responsibility in connection with Mr. Keddy's appointment as EVP & GM, North America & Western Europe in April 2015

Performance & Compensation Results

        Our short-term incentive awards reflect operational performance without regard to currency fluctuation, but our long-term incentive awards are measured on reported results.

        In 2015, our operational performance, after adjusting for the impact of acquisitions during the year and measured in constant currency, exceeded the goals, on average, established by the Compensation Committee. Consequently, the pay-for-performance structure of our variable compensation programs delivered above target short-term incentive awards. On average, our short-term incentive awards achieved 119.35% of target; primarily as a result of the following operational results:

  •
  Adjusted OIBDA was 102.6% of target, reflecting our focus on continuous improvement and the early impact of the Transformation Program;

  •
  enterprise revenue was 99.3% of target, reflecting improved internal growth; however, they were below the targets set by our Compensation Committee; and

  •
  strategic objectives, on average, achieved 94% of target performance with five of the six metrics meeting or exceeding target performance.

        Our long-term incentive awards, however, which are measured on reported results, were negatively impacted by the strengthening U.S. dollar and the decline in our share price. As a result, long-term incentives, on average, are tracking significantly below the potential economic value at the time of their grant, which corresponds with the experience of our stockholders as measured over the same time period:

  •
  our TSR during 2015 was approximately –25.7% relative to 1.4% for the S&P 500 Total Return Index;

  •
  Mr. Meaney's 2013 TSR-Based PUs did not meet the minimum performance threshold of the 30th percentile of the S&P 500, excluding financial services companies, during the performance period and, as a result, no shares were earned under this award; and

  •
  the various PUs awarded during 2014 and 2015, for which the performance periods have not been completed, are currently forecast, on average, to pay significantly below the potential economic value at the time of their grant, which reflects the impact of share price decline, negative foreign currency impacts and revenue growth underperforming the goals set by the Compensation Committee, without regard to currency fluctuation.

Realizable Pay Analysis

        Realizable pay reflects actual bonuses earned and the current value of equity awards, which are subject to adjustment based on changes in our share price and the achievement of performance goals. The Compensation Committee and the Company believe a realizable pay analysis with respect to our CEO is a valuable data point to evaluate the pay-for-performance effectiveness of our compensation programs and to evaluate the directional alignment of our equity awards with the experience of our stockholders.

        The realizable pay analysis compares realizable pay, or Realizable Pay, to pay opportunity, or Pay Opportunity, in the context of our operational performance and the performance of our Common Stock, where:

  •
  Pay Opportunity represents the target value of compensation awarded for each year and includes base salary, target bonus and the potential economic value of equity awards as measured at the date of grant; and

  •
  Realizable Pay represents the current value of Pay Opportunity adjusted for achievement relative to performance goals, changes to our share price and the amount of dividends accrued on certain of our equity awards.

        The table below illustrates the relationship between the Pay Opportunity of our CEO for fiscal 2013, 2014 and 2015 and the realizable value of that compensation measured at the end of 2015. Over the three-year period ending on December 31, 2015, Realizable Pay represents approximately 68% of

Pay Opportunity, primarily reflecting the underperformance, on average, of our PU awards, and the impact of our share price performance on other stock-based awards.

        Pay Opportunity—equals, for each of fiscal 2013, 2014 and 2015: (1) annual base salary for the applicable fiscal year, plus (2) target bonus for the applicable fiscal year, plus (3) the potential economic value of equity awards approved during the applicable year by the Compensation Committee (as measured at the date of grant). No target value is included for items reported in the "All Other Compensation" column of the Summary Compensation Table.

        Realizable Pay—equals, for each of fiscal 2013, 2014 and 2015: (1) annual base salary for the applicable fiscal year, plus (2) actual paid bonus for the applicable fiscal year, plus (3) in-the-money value of stock options granted during the applicable year, plus (4) value of RSUs granted during the applicable fiscal year, including accrued dividends thereon, plus (5) value of PUs granted during the applicable fiscal year, reflecting actual achievement for awards granted in fiscal 2013 and estimated performance as of the end of Fiscal 2015 for awards granted in fiscal 2014 and fiscal 2015 (accordingly, the actual number of PUs that may be credited under these programs will vary).

Say-on-Pay Vote Response and Stockholder Engagement

        We have an annual stockholder advisory vote on executive compensation, a "say-on-pay" vote, to provide stockholders with an additional tool to voice their opinions about executive compensation, with a goal of maintaining an alignment of interests between our stockholders and our executives. The Compensation Committee considered the results of the advisory vote by stockholders on the "say-on-pay" proposal presented to stockholders at the Company's 2015 Annual Meeting of Stockholders. As in previous years, there was overwhelming support at the 2015 annual meeting for the compensation program offered to the Company's Named Executive Officers, with approximately 98% of votes cast in favor. Accordingly, in 2015, the Compensation Committee made no direct changes to the Company's executive compensation programs as a result of the say-on-pay vote at the Company's 2015 Annual Meeting of Stockholders.

        Our executive compensation programs reflect a number of best practices implemented by the Compensation Committee in recent years, including:

  •
  compensation clawback policy;

  •
  executive and director stock ownership requirements, which exclude unvested and unearned shares, including a requirement to retain certain shares until the requirement is met;

  •
  between 71% and 87% of our Named Executive Officers' target direct compensation is at-risk;

  •
  "double trigger" feature, requiring both a change in control and termination of employment before the acceleration of vesting of awards granted under both the 2002 Plan and the 2014 Plan;

  •
  a prohibition on hedging or pledging of shares of Common Stock;

  •
  the Compensation Committee retains an independent compensation consultant;

  •
  we do not offer excise tax gross-ups in connection with a change in control;

  •
  we do not offer pensions or supplemental executive retirement plans; and

  •
  limited use of executive perquisites that recognize standard local practices in international markets.

        In early 2016, the Company's management conducted outreach with certain stockholders related to our executive compensation. Even though we have received significant support from stockholders through our say-on-pay votes, the Company and the Compensation Committee believes it is important to periodically engage directly with our stockholders in order to gain a better understanding of our stockholders' views on our executive compensation practices. We ultimately engaged with stockholders representing 35% of our outstanding shares of Common Stock, and the stockholders with whom we communicated reiterated their support for our approach to executive compensation while sharing their perspective on what they most value in executive compensation programs. The findings were reported to and considered by the Compensation Committee in connection with its annual review of our incentive plans.

Compensation Philosophy and Design Principles

        The purpose of our executive compensation programs is to attract, retain and focus the talents and energies of executives, including our Named Executive Officers, on meeting the current and future objectives of the Company, most notably the creation of stockholder value. The design principles that govern our Named Executive Officer compensation programs are described below.

        General program competitiveness—Our compensation program serves to attract and retain top performing executive officers. All of our executive compensation programs target pay levels are established with reference to relevant market data to evaluate their competitiveness. The relative position of each Named Executive Officer's compensation compared to the market data referenced reflects his or her experience and proficiency in performing the duties of his or her position.

        Pay for performance—A substantial percentage of each Named Executive Officer's total compensation opportunity is contingent on annual and multi-year performance, as discussed above under the heading "Aligning Program Design with the Strategic Plan." If performance exceeds the target, then an award can pay out in excess of the target value. Conversely, if performance does not achieve the target, compensation can fall below an award's target level and, in fact, be as low as zero.

        Internal parity—The total compensation opportunity for each Named Executive Officer reflects the responsibility, scope and complexity of that individual's role within the Company.

        Stockholder alignment—Our compensation programs for our Named Executive Officers align with the interests of our stockholders by emphasizing performance criteria that drive both short-term results and long-term stockholder value creation. Our Named Executive Officers, including our CEO, are also subject to minimum share ownership requirements, as discussed under the "Executive Stock Ownership Guidelines" section of this Proxy Statement.

        Alignment with various business strategies—Beginning in 2014, we structured our executive compensation programs primarily to provide common rewards for the achievement of enterprise financial goals and strategic objectives. Our annual short-term incentive program continues to provide for individual differentiation reflecting each executive's responsibility for the performance of such executive's function's or business unit's contribution toward the common goals, and such executive's bonus may be adjusted according to achievement versus individual objectives.

Establishing Compensation

Process

        In applying our compensation philosophy and design principles to establish appropriate compensation programs and target compensation levels, the Compensation Committee:

  •
  Annually approves a recommendation to the Board for the salary, short-term and long-term incentive compensation for our CEO. The Compensation Committee's recommendation reflects (1) an analysis of the Company's performance against predetermined financial goals and its evaluation of our CEO's performance against predetermined individual objectives, (2) performance feedback from our CEO's direct reports, which is also shared with other members of the Board and (3) input from members of the Board. The Compensation Committee's recommendation is then presented to the independent members of the Board for approval.

  •
  Annually reviews and approves the salary, short-term and long-term incentive compensation for our other Named Executive Officers.

  •
  Annually reviews and approves the structure of our short-term and long-term incentive programs for all Named Executive Officers, including performance metrics, performance and payout grids and the weighting applied to each metric. The review typically balances an internal and external perspective developed in collaboration with members of management and the Compensation Committee's compensation consultant. Based upon this review, the Compensation Committee may maintain or modify the amount and mix of grants under our incentive programs.

  •
  Annually establishes the individual goals and objectives utilized in our short-term incentive program for our CEO and reviews the individual goals for the other Named Executive Officers recommended by our CEO.

  •
  Periodically evaluates the effectiveness and competitiveness of other executive compensation programs, such as executive benefits, perquisites and our severance policies. These periodic evaluations are conducted to ensure alignment with our internal strategy and objectives and to consider external market practices.

  •
  Annually establishes the financial performance goals that are utilized in our short-term and long-term incentive plans. The annual financial performance targets are initially based upon our annual operating plan approved by the Board, assuming constant currency, and may be adjusted during the year. The multi-year performance targets are aligned with achieving our Strategic Plan. When the financial targets are set, the Compensation Committee approves a policy which identifies the nature of potential adjustments to the target levels that may be considered throughout the fiscal year. Our internal audit team reviews the potential adjustments and reports the results to our Audit Committee. The Compensation Committee considers these reports and may adjust financial targets based on the adjustment factors approved at the beginning of the year.

        In 2015, the Compensation Committee approved adjustments to performance goal targets, or the Adjustment Factors, to (1) eliminate the effects of unbudgeted acquisitions, (2) eliminate the effects of rent reduction resulting from lease conversions and (3) exclude the costs associated with our proposed acquisition of Recall from our Adjusted OIBDA calculation. The Adjustment Factors apply to short-term performance-based compensation awarded in 2015 that is subject to relevant goal targets.

        The net effect of applying the Adjustment Factors to the revenue target increased the target by 0.4%. The net effect of applying the Adjustment Factors increased Adjusted OIBDA performance by 5.0%, on average.

Role of Named Executive Officers

        Our Named Executive Officers assist the Compensation Committee in carrying out its duties throughout the year by completing specific tasks, including:

  •
  our CEO establishes the individual goals and objectives for the Named Executive Officers (other than himself). He proposes his own individual goals and objectives, with input from the Board, which are then approved by the Compensation Committee;

  •
  our CEO develops compensation recommendations for the Named Executive Officers (other than himself) for the Compensation Committee's review, including salary levels, the potential economic value of long-term incentives and achievement of individual goals and objectives; and

  •
  each Named Executive Officer prepares a self-review to assist the review of his performance against individual goals and objectives, which self-review is shared with the Compensation Committee for the CEO and with the CEO for the other Named Executive Officers.

Benchmarking

        To provide an external perspective relative to executive compensation levels, plan design trends and market best practices, the Compensation Committee reviews market analyses prepared by its independent compensation consultant. Given the nature of our business and our market leading position, there is no ideal group of companies that reflects direct business competitors or competitors for talent. The Compensation Committee has elected to develop a group of business services companies, or the Custom Peer Group, to serve as a reference point for the market analyses.

        The Compensation Committee, in collaboration with our compensation consultant and management, annually reviews the Custom Peer Group for continued applicability and has developed the Custom Peer Group below based on the following criteria:

  •
  comparable revenue size and industry;

  •
  similar market capitalization;

  •
  pays regular quarterly dividends; and

  •
  similar degree of global operations.

        The 2015 Custom Peer Group includes the following companies, with an asterisk noting the newly added companies:

ABM Industries	Clean Harbors	IHS
Alliance Data Systems	Digital Realty Trust*	Paychex
American Tower	Dun & Bradstreet	Pitney Bowes
Brinks	Equifax	Prologis*
Broadridge Financial	Fiserv	Quad/Graphics
Cintas	Global Payments	Western Union

        The median 2013 revenue of the Custom Peer Group was $3.4 billion, compared to the Company's 2013 revenue of $3.0 billion. The 2015 Custom Peer Group, as compared to the 2014 Custom Peer Group, reflects (1) the removal of ADP due to its larger revenue size, (2) the removal of Lender Processing Services due to its recent acquisition by Fidelity National Financial and (3) the addition of Digital Realty Trust and Prologis, each of which is a REIT that met the criteria described above.

How We Use Market Data

        Pay levels—Market data is one element considered by the Compensation Committee when making compensation decisions, but the Compensation Committee does not set compensation levels based solely on market data. Rather, the Compensation Committee reviews the 25th, 50th and 75th percentiles of relevant market data as one frame of reference in making its compensation decisions. Final compensation decisions reflect a variety of factors, including each executive's experience, performance rating, the relative importance of the executive's role within the organization, as well as where each executive's pay level falls relative to the market data.

        Plan design—When designing or assessing the design of our compensation programs, the Compensation Committee reviews programs of the Custom Peer Group to establish typical market practice. The Compensation Committee evaluates our specific circumstances and business objectives and follows market practice with respect to the design of our programs where appropriate but may deviate from market practice where the Compensation Committee deems it is in the best interest of the Company and our stockholders.

Role of Consultants

        The Compensation Committee has retained the services of an independent compensation consultant to provide ongoing advice and perspective to the Compensation Committee in the following areas related to the compensation of our Named Executive Officers:

  •
  market pay analyses and market trends;

  •
  assistance with the review and selection of the Custom Peer Group;

  •
  ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations affecting compensation and benefit programs;

  •
  assistance with the design of executive compensation or benefit programs, as needed; and

  •
  preparation for and attendance at selected Compensation Committee meetings.

        Since May 2012, the Compensation Committee has engaged Pay Governance LLC, or Pay Governance, to assist the Compensation Committee by providing ongoing executive compensation consulting. Pay Governance reports directly to the Compensation Committee and has regular meetings with the chairperson of the Compensation Committee.

        Pay Governance does not provide any other services to the Company except providing assistance on director compensation matters for the Nominating and Governance Committee. The Compensation Committee has reviewed the nature of the relationship with its independent compensation consultants and determined that there were no conflicts that impacted the advice and guidance provided to the Compensation Committee.

Components of Compensation

        Our Named Executive Officers' total direct compensation, or TDC, is designed to reward our Named Executive Officers based on achievement of financial and strategic goals and returns to stockholders and consists of base salary, target bonus and long-term incentive grant value.

        As depicted below, approximately 87% of our CEO's target TDC, and, on average, 71% of our other Named Executive Officers' target TDC (where applicable, excluding the value of new hire inducement equity awards), is tied directly to the achievement of financial goals, strategic objectives or stock price appreciation through our short-term and long-term incentive programs.

CEO	Other Named Executive Officers

        Below is a summary of the elements, objectives, risk mitigation factors and key features of our TDC program for our Named Executive Officers. A more detailed discussion of each element and the associated pay decisions follows this section.

  •
  Base salary and benefits are designed to attract and retain highly qualified individuals; in order to avoid excessive risk taking, it is important that not all cash compensation be variable.

  •
  Annual cash short-term incentive compensation awards are designed to focus the entire senior executive team, including the Named Executive Officers, toward achieving enterprise goals while recognizing their individual contributions, including:

  •
  attaining financial goals in line with our annual budget;

  •
  achievement of strategic objectives;

  •
  performance relative to initiatives in areas within their control; and

  •
  rewarding outstanding individual performance.

  •
  Our short-term incentive awards are expressed as a percentage of base salary, and the amount of compensation payable under each award is subject to a maximum payout; short-term incentive awards are also subject to our clawback policy described below under the "Executive Compensation Clawback" section of this Proxy Statement.

  •
  Long-term equity incentives are designed to:

  •
  align the interests of our executive officers with our stockholders;

  •
  reward overall enterprise performance; and

  •
  encourage the retention of our executive officers by providing additional opportunities for them to participate in the ownership of the Company and its future growth.

  •
  Our long-term incentive awards are granted in the form of PUs, RSUs and stock options. Generally, PUs are subject to cliff vesting three years from the date of the original grant and settle in shares of our Common Stock. RSUs and stock options typically vest ratably over three years (with certain exceptions described below) and are settled in shares of our Common Stock. Equity awards are also subject to our clawback policy described below the "Executive Compensation Clawback" section of this Proxy Statement.

        In addition to the TDC elements described above, our U.S.-based executives participate in the retirement and welfare benefits generally available to our full-time employees, such as medical, dental, life insurance, 401(k) Plan, the 2013 ESPP, and other fringe benefits, some of which are more fully described below:

  •
  our 401(k) Plan allows our Named Executive Officers to contribute up to 25% of their "plan" compensation, subject to certain regulatory limits. Under our 401(k) Plan, we generally match 50% of the first 4% of compensation contributed by our Named Executive Officers, up to $5,300 for 2015.

  •
  the 2013 ESPP provides all of our employees in the U.S. and Canada with the opportunity to acquire an equity interest in the Company by providing favorable terms upon which they may purchase our Common Stock.

        In addition, our U.S.-based Named Executive Officers are eligible for certain executive benefits, including a voluntary deferred compensation program and limited perquisites, which are included in the "All Other Compensation" column of the Summary Compensation Table and related footnote appearing in this Proxy Statement.

        Also, our Executive Deferred Compensation Plan, or the EDCP, allows our Named Executive Officers to defer some of their base salary and/or cash incentive compensation in amounts in excess of the amounts they can defer under our 401(k) Plan. The Company does not provide contributions under the EDCP. The EDCP is intended to encourage the continued employment of the participating employees and to facilitate the recruiting of executive officers and other highly compensated employees required for our continued growth and profitability. Messrs. Day, Duale and Keddy do not participate in the 401(k) Plan, the 2013 ESPP or the EDCP, but each receives additional benefits that are customary for executives in their respective work locations as more fully discussed under the "—Employment Agreement with Mr. Day", "—Employment Agreement with Mr. Duale" and "—Employment Agreement with Mr. Keddy" sections of this Proxy Statement.

Base Salary

        The table below details the annualized base salaries, and any year-over-year increase, for each of our Named Executive Officers as measured at the end of each of 2014 and 2015. The increases were effective in March 2015, except that Mr. Keddy received a partial increase in March 2015 and a partial increase effective in April 2015, as further described below. Consistent with typical market practice, in 2015 our CEO received a higher base salary than the other Named Executive Officers. This is due primarily to the greater responsibility, experience and oversight duties of the CEO as compared to the other Named Executive Officers.

Name	2014	2015	Percent Change
William L. Meaney	$1,000,000	$1,000,000	None
Roderick Day(1)	$458,610	$481,541	5.0%
Marc A. Duale(2)	$574,377	$574,377	None
Deirdre Evens	N/A	$412,000	N/A
Patrick Keddy(3)	$409,698	$458,610	11.9%

(1)
Mr. Day's base salary was £300,000 at the end of 2014 and £315,000 at the end of 2015, both of which have been converted to U.S. Dollars at a conversion rate of £1.00 to $1.5287, the average exchange rate for fiscal 2015.

(2)
Mr. Duale's base salary was €517,830 at the end of 2014 and 2015, which have been converted to U.S. Dollars at a conversion rate of €1.00 to $1.1092, the average exchange rate for fiscal 2015.

(3)
Mr. Keddy's base salary was £268,004 at the end of 2014 and £300,000 at the end of 2015, both of which have been converted to U.S. Dollars at a conversion rate of £1.00 to $1.5287, the average exchange rate for fiscal 2015.

        The base salary increase provided to Mr. Day reflects his performance and development since his appointment as chief financial officer of the Company in March 2014 and his position relative to the relevant market benchmarks. The base salary increase for Mr. Keddy reflects a 3% merit increase effective March 2015 in his prior role and the remainder of the increase effective in April 2015 reflecting the additional responsibilities he assumed in his new role as EVP & GM, North America & Western Europe. Ms. Evens's base salary was set in connection with her appointment as EVP, Chief People Officer in July 2015 reflecting her experience, expected contributions and compensation with her previous employer as well as her position relative to the market benchmarks.

        The base salary of each of Mr. Meaney and Mr. Duale remained unchanged in 2015. The Compensation Committee determined that the base salary of Mr. Meaney was appropriately positioned based on the factors considered by the Compensation Committee and determined that any increase in TDC would be best delivered through our variable compensation programs. Mr. Duale's base salary is positioned above the 75th percentile of market data, largely due to his depth of experience in leading international businesses prior to joining the Company, and reflects the compensation that was necessary to entice him to join the Company. Mr. Duale's salary has not been increased since 2009 in recognition of his position relative to both external market data and internal parity.

Short-Term Performance-Based Incentive Compensation

Target Incentives

        Our Named Executive Officers participate in the Company's short-term performance-based incentive compensation programs. The Compensation Committee annually reviews the target short-term incentive opportunity for each Named Executive Officer and approves a new target, when appropriate. Short-term incentive compensation opportunities are expressed as a percentage of each Named Executive Officer's base salary. For 2015, these percentages were:

Executive	Short-Term Incentive Opportunity Percentage of Salary
William L. Meaney	135%
Roderick Day	80%
Marc A. Duale	80%
Deirdre Evens(1)	60%
Patrick Keddy	70%

(1)
For 2015 only, as a result of her mid-year start date, Ms. Evens' 2015 bonus will reflect 60% of her prorated base salary.

        The percentage of Mr. Meaney's 2015 total direct compensation attributable to short-term incentive opportunity increased ten percentage points to 135% of base salary, reflecting the Compensation Committee's evaluation of his performance, relevant market benchmarks and the Compensation Committee's intent to deliver total direct compensation increases through our variable compensation programs.

        The percentage of Mr. Keddy's 2015 total direct compensation attributable to short-term incentive opportunity increased ten percentage points to 70% of base salary, effective April 2015, in connection with his appointment as EVP & GM, North America & Western Europe.

        The percentage of Ms. Evens' 2015 total direct compensation attributable to short-term incentive opportunity was set at 60% of base salary in connection with her appointment as EVP, Chief People Officer in July 2015. In addition, Ms. Evens was provided a signing bonus of $200,000 as an inducement to join the Company in recognition of cash compensation that she forfeited when leaving her previous employer.

        The percentage of 2015 salary attributable to short-term incentive opportunity for the other Named Executive Officers is, in each case, unchanged from 2014. The Compensation Committee determined that each target opportunity represented the appropriate amount of short-term compensation at risk for each Named Executive Officer based on his or her role, impact on the Company's results and market comparisons. In 2015, Mr. Meaney's target opportunity was the largest among the Named Executive Officers because he was most accountable for the Company's performance, and the Compensation Committee determined it was important to provide a greater portion of his cash compensation through a variable program. The target short-term incentive compensation opportunity for other Named Executive Officers is a lower percentage of their base salary, reflecting their mix of compensation, expected impact on the performance of the Company and market practice for their role.

Program Structure

        Achievement of the target short-term incentive opportunity for each Named Executive Officer is based upon (1) the Company's performance against target financial goals, (2) the Company's performance against a series of strategic objectives and (3) personal performance against the individual goals and objectives of the respective Named Executive Officer set at the beginning of the year, as illustrated below. All members of the senior executive team, including the Named Executive Officers, have the same target financial goals and the same financial and strategic objectives, which serve to align the senior executive team toward the same enterprise goals. The individual modifier component, however, allows for recognition of individual performance and contributions. In support of our philosophy of paying for performance, actual short-term incentive awards for our Named Executive Officers may range from 0% to a maximum of 167.5%, which can be reached when achieving maximum performance against all measures.

  •
  70% of the short-term incentive opportunity is based on the Company's financial performance, measured by enterprise Adjusted OIBDA, with increased payout opportunity when revenue exceeds the target level. Payouts of this component of the short-term incentive bonus may range from 0% - 150% of target, and the highest payouts are possible only when both enterprise Adjusted OIBDA and revenue exceed the budget approved by the Board. We believe this measure appropriately corresponds to our profitable growth objectives.

  •
  30% of the short-term incentive opportunity is based on the achievement of specific strategic objectives which are intended to measure progress toward achievement of the multi-year objectives of the Strategic Plan. Payouts of this component of the short-term incentive bonus may range from 0% - 125% of target, and the strategic objectives that comprise this component include specific measures in the following areas:

    •
    profitable growth in Developed Markets;

    •
    revenue growth in Emerging Markets;

    •
    identifying, incubating and scaling Adjacent Businesses;

    •
    leveraging real estate;

    •
    talent development; and

    •
    safety and security initiatives.

  •
  In addition, each executive's short-term incentive bonus may be increased or decreased by as much as 25% of the target based on such executive's contribution to the measures above and performance against specific individual goals and objectives, including items such as the development and execution of business, organizational and marketing strategies with the objective to increase revenue and Adjusted OIBDA and progress toward our multi-year strategic objectives.

Financial Performance

        Performance against financial targets in 2015 was determined based on the matrix below, which is unchanged from 2014. In developing the matrix, the Compensation Committee sought to first ensure achievement of Adjusted OIBDA targets and then reward overachievement when both revenue and Adjusted OIBDA exceed target levels. The Compensation Committee selected a maximum payout of 150% of target to be consistent with market practice but structured the matrix such that maximum payout was achieved only when revenue and Adjusted OIBDA exceeded levels that the Compensation Committee considered exceptional performance based on the difficulty of the annual operating plan and recent Company performance.

	Revenue (% of target)
Adjusted OIBDA (% of target)	<99%	99% - 100%	100% - 101.5%	101.5% - 103%	>103%
95%			4%
96%			23%
97%			42%
98%			62%
99%			81%
100%			100%
101%		105%	107.5%	110%	110%
102%		110%	115%	115%	120%
103%	100%		120%	125%	130%
104%		115%	125%	135%	140%
105%			130%	140%	150%

        For 2015, the Named Executive Officers achieved 113% payout of the short-term incentive target bonus based on the performance results below:

	Target ($MM)	Actual Result ($MM)	Achievement
Adjusted OIBDA	$916.3	$940.2	102.6%
Revenue	$3,098.7	$3,077.8	99.3%

Strategic Objectives

        The table below describes the specific key measures established in 2015 for each of the six strategic objectives on which the short-term incentive target bonus is based. The Compensation Committee weighted each strategic objective equally, and, for the purposes of determining payout, the Compensation Committee selected the key measures described in the table below as most representative of reflecting progress toward the achieving the objectives of our Strategic Plan. In establishing the payout opportunity for each of the goals, the Compensation Committee sought to set threshold performance levels for 2015 that demonstrated progress toward the multi-year goals established by the Strategic Plan. The Compensation Committee provided increasing rewards as performance approached the maximum level to recognize overachievement relative to expected progress during the year.

Strategic Objective	Key Measures
Profitable growth in Developed Markets	• Internal growth of storage rental revenue (excluding the effects of acquisitions) for Developed Markets
Revenue growth in Emerging Markets	• 4th quarter revenue as a percentage of total revenue
Identifying, incubating and scaling Adjacent Businesses	• Annualized revenue run rate at end of year(6)
Leveraging real estate	• Real estate ownership as a percentage of total real estate
Talent development	• Implement development plans for key organizational roles
• Expand formal talent evaluation deeper into the organization
• Implement rotational process for development of key executives across function or geography
Safety and security	• Implement global accident and lost time injury reporting process
• Implement improvement plan related to security and fire protection
• Implement security and fire prevention policies and testing

(6)
Annualized revenue run rate at end of year is the product of December revenue multiplied by 12.

        Overall, the Company achieved 94.17% of the specific strategic objectives target for 2015 based on the strategic objective results below:

Strategic Objective	Measure	Goals (payout percentage in parentheses)	Results	Payout %
Profitable growth in Developed Markets	Internal growth of storage revenue for Developed Markets	Threshold (75%): 1.3% Target (100%): 1.5% Maximum (125%): 1.8%	1.2%	0%
Revenue growth in Emerging Markets	4th quarter revenue as a percentage of total revenue for Emerging Markets	Threshold (50%): 12.4% Target (100%): 12.9% Maximum (125%): 13.7%	12.9%	100%
Development of a robust Adjacent Businesses pipeline	Annualized revenue as of the end of fiscal 2015 from Adjacent Businesses	Threshold (50%): $30,000,000 Target (100%)—$50,000,000 Maximum (125%)—$60,000,000	$56,000,000	115%
Leveraging real estate	Real estate ownership as a percentage of total real estate	Threshold (50%): 35.2% Target (100%): 35.7% Maximum (125%): 36.2%	36.6%	125%
Talent development	Implement developments plans for key organizational roles Expand formal talent evaluation deeper into the organization Implement rotational process to for development of key executives across function or geography	Target payout reflects achievement of: • implementation of development plans for key organizational roles • expansion of formal talent evaluation for director level and above • identification and implementation of four rotational opportunities Above target payout requires: • identification and implementation of at least six rotational opportunities • acceleration of the development plan process for the next level of executives from 2016 into 2015	The Committee determined that target payout had been achieved based on completion of the stated target objectives coupled with a subjective evaluation of the success of the rotations implemented during the year	100%
Safety and security	Implement global accident and lost time injury reporting process Improvement plan related to security and fire protection Security and fire prevention policies and testing	Target payout requires: • implementation of consistent reporting globally by October 1, 2015 • completion of the 2015 enterprise improvement plan for access control, closed-circuit TV, and fire detection and suppression Above target payout requires that 100% of our 1050+ facilities globally (excluding buildings acquired after October 1, 2015) meet our requirements for a written emergency action plan, written fire protection plan and conduct annual fire drills.	All goals were completed during 2015 resulting in maximum payout	125%

Individual Modifier

        Individual goals and objectives were aimed at focusing each Named Executive Officer's attention in areas where he has the most potential for impacting the Company's performance, and we believe each Named Executive Officer's targets were reasonably attainable if he performed to his potential.

        Each of the Named Executive Officers exceeded his 2015 individual goals and objectives, and the Compensation Committee approved a specific individual modifier for each Named Executive Officer.

The table below includes the key factors considered in evaluating the achievement of each Named Executive Officer's individual goals and objectives:

NEO	Key Achievements	Individual Modifier
William L. Meaney

•

Achieved strong financial results with total revenues for 2015 growing year-over-year by 2.1%, and Adjusted OIBDA for 2015 growing year-over-year by 5.1% excluding restructuring charges, both measured in constant currency.

•

Drove improved operating performance, which included 2.7% year-over-year growth in internal storage rental revenues (before the benefit from acquisitions); net positive year-over-year cubic volume growth; reduced the erosion in service margin; and delivering $50M of year-end run rate savings through phase 1 Transformation efforts.

•

Continued to deliver on multi-year strategic plan with revenue from Emerging Markets accounting for 14.6% of total revenues in Q4 2015 and Adjacent Business ended 2015 with run-rate revenue of 1.7% of total revenues, measured in constant currency.

•

Drove improvements in safety throughout the enterprise by implementing a globally consistent reporting system for tracking accidents and lost time; completed life-safety goals, with every facility conducting a fire drill and updating their fire-prevention and emergency action plans.

•

With the announcement and pending acquisition of Recall Holdings, negotiated a highly accretive deal, managed investor communication, and established a strong path for integration in 2016.

+20%
Roderick Day

•

Led development and delivery of the Company's multi-year three financial plan addressing strong long term earnings growth, dividend coverage, leverage, and optimal funding.

•

Partnered to lead development and delivery of investor day presentation, plans, and meetings with investors.

•

Enhanced strategic real estate function through onboarding a real estate investment leader, developing real estate strategy and contributed to success against real estate Strategic Objective.

•

Led cost management, capital allocation, and supported key strategic initiatives that contributed to positive Adjusted OIBDA results.

+5%

NEO	Key Achievements	Individual Modifier
Marc A. Duale

•

Led the Other International business unit's strong contribution toward 2015, revenue and Adjusted OIBDA results.

•

Developed strategy approved internally by our executive officer for expansion into new regions.

•

Enhanced safety focus through operational risk committees and reinforcing safety focus throughout the Other International business unit.

+20%
Deirdre Evens

•

Joined Iron Mountain in July 2015 and successfully integrated into her role, quickly establishing credibility and impact with the human resources organization, our employees, the senior executive team and the Board of Directors. Represented the company as a presenter at our annual investor day

•

Led integration planning with respect to organization design, talent selection, and operating model, and associated synergy goals with respect to our pending acquisition of Recall Holdings.

•

Achieved transformation targets for 2015 and plans for 2016, while developing an organizational and service delivery model aligned with strategic plan.

•

Led Executive Talent Assessment and Succession process for CEO and Board of Directors.

+10%
Patrick Keddy

•

Assumed expanded role leading Developed Markets early in 2015.

•

Developed strategy and plan to lead Developed Markets toward a 3+% annual growth through 2018.

•

Improved capital efficiency in Western Europe and established procedures to drive improvement in North America.

•

Led significant change management in safety programs across Developed Markets resulting in a 6% improvement in total recordable incident rate.

•

Drove initiatives and plan that has resulted in stabilization of service margin in Q4, with expected additional improvements in 2016.

+5%

        Based on our 2015 achievement relative to established financial goals, strategic objectives and individual goals and objectives, our Named Executive Officers earned 119.35% of target short-term incentive opportunity, on average. The following table sets forth certain information relating to the payouts of short-term cash incentive compensation to the Named Executive Officers during the year ended December 31, 2015.

 Payouts of Short-Term Incentive Compensation

		2015 Target Opportunity			2015 End-of-Year Performance and Payout
	2015 Eligible Earnings ($)
						Target Weighting (%)	Target Opportunity ($)	Payout Achievement (%)(1)	Payout ($)
Named Executive Officer		(%)	($)		Measure & Scope
William L. Meaney	$1,000,000	135.0%	$1,350,000	(a)	Financial Performance	70.00%	$945,000	113.0%	$1,067,850
				(b)	Strategy Objectives	30.00%	$405,000	94.2%	$381,375
				(c)	Individual Modifier			+20%	$270,000

					Total 2015 Payout				$1,719,225
Roderick Day	$476,515	80.0%	$381,212	(a)	Financial Performance	70.00%	$266,848	113.0%	$301,538
				(b)	Strategy Objectives	30.00%	$114,364	94.2%	$107,692
				(c)	Individual Modifier			+5%	$19,061

					Total 2015 Payout				$428,291
Marc A. Duale	$574,377	80.0%	$459,502	(a)	Financial Performance	70.00%	$321,651	113.0%	$363,466
				(b)	Strategy Objectives	30.00%	$137,851	94.2%	$129,809
				(c)	Individual Modifier			+20%	$91,900

					Total 2015 Payout				$585,175
Deirdre Evens	$185,118	60.0%	$111,071	(a)	Financial Performance	70.00%	$77,750	113.0%	$87,857
				(b)	Strategy Objectives	30.00%	$33,321	94.2%	$31,377
				(c)	Individual Modifier			+10%	$11,107

					Total 2015 Payout				$130,341
Patrick Keddy	$447,493	67.7%	$302,923	(a)	Financial Performance	70.00%	$212,046	113.0%	$239,612
				(b)	Strategy Objectives	30.00%	$90,877	94.2%	$85,576
				(c)	Individual Modifier			+5%	$15,146

					Total 2015 Payout				$340,334

(1)
Payout achievement represents the percentage of the target payout earned based on the level of the Company's achievement of performance measures and individual modifiers, as disclosed above.

Long-Term Equity Compensation

Program Design

        In February 2014, the Compensation Committee approved a long-term incentive program to reward the achievement of the growth objectives in conjunction with the Strategic Plan. The long-term incentive program includes a portfolio of vehicles described below:

Long-Term Incentive Component	Description	Purpose
TSR-Based PUs	• the value of the TSR-Based PUs is tied to total stockholder return relative to the S&P 500 (excluding financial services companies) over three years following the grant	• rewards TSR performance relative to a broad stock market measure • 3-year goals ensure longer-term focus
PUs (Storage Revenue/ROIC)	• the value of PUs is tied to certain storage revenue growth objectives, subject to meeting a minimum level of ROIC, both determined based on full year 2017 results	• rewards achievement of internal growth objectives with responsible capital allocation • 3-year goals ensure longer-term focus
Stock Options	• stock options have an exercise price equal to fair value on the date of grant	• rewards price appreciation
	• stock options vest ratably over three years and have a 10-year term	• provides long-term horizon to minimize possible short-term fluctuations
Premium Priced Stock Options	• premium stock options have an exercise price equal to 125% of fair value on the date of grant	• further enhances the performance-based nature of stock options
	• premium stock options vest ratably over three years and generally have a 10-year term	• provides long-term horizon to minimize possible short-term fluctuations
RSUs	• RSUs vest ratably over three years	• provides retention as well as alignment with stockholders

        Our long-term incentive program provides a mix of long-term incentive components for our executive officers, including the Named Executive Officers, which ensures a majority of the long-term incentive opportunity is performance-based; however, the Compensation Committee elected to retain RSU awards as a component of the long-term incentive program to help ensure the retention of key executives.

        A majority of Mr. Meaney's long-term incentives are performance-based. His mix of components contains the highest percentage of RSUs because the performance-based awards received by him have a higher risk profile than other executives due to the inclusion of premium priced stock options. The

Compensation Committee provided premium priced stock options to provide an enhanced performance focus relative to standard stock options due to the higher exercise price of the premium priced stock options.

	% of Economic Grant Value
Long-Term Incentive Vehicle	CEO	EVP
PUs (TSR)	15%	25%
PUs (Revenue/ROIC)	15%	25%
Premium Priced Stock Options	30%	N/A
Stock Options	N/A	20%
RSUs	40%	30%

2015 Long-Term Incentive Awards

        The Compensation Committee considers equity grants for our Named Executive Officers in the first quarter of each year. The Compensation Committee makes determinations about the amount and the type of equity incentives to award to each Named Executive Officer based on a number of factors, including:

  •
  CEO recommendations (for incentive awards granted to Named Executive Officers other than the CEO);

  •
  amount and terms of equity incentives granted in the market benchmark data;

  •
  amount and type of equity incentives previously granted to such Named Executive Officer;

  •
  value of and the complexity of the duties performed by such Named Executive Officer now and as anticipated in the future;

  •
  such Named Executive Officer's performance rating as determined by our internal performance review process; and

  •
  the total and average grant values for members of the Named Executive Officers' internal peer group.

        For 2015, the Compensation Committee approved a potential economic value for long-term equity grants for each of our Named Executive Officers. In each case (other than with respect to Mr. Duale), the value approved by the Compensation Committee for 2015 was generally larger than the corresponding value approved in 2014, reflecting the following considerations:

  •
  Mr. Meaney's long-term equity grants in 2015 had a value of $5,150,000 (an increase of $1,150,000 as compared to 2014), reflecting the Compensation Committee's evaluation of his performance and the objective to deliver the majority of Mr. Meaney's compensation through long-term incentive opportunities. The value of Mr. Meaney's long-term equity grant in 2015 was larger compared to our other Named Executive Officers in order to place a greater portion of his compensation on the long-term success of the Company and further align his interests with our stockholders.

  •
  Mr. Day's long-term equity grants in 2015 had a value of $1,250,000 (an increase of $250,000 as compared to 2014), reflecting his performance since his appointment as CFO and a reassessment of relevant market benchmarks.

  •
  Mr. Keddy's received two separate long-term equity grants in 2015 with an aggregate value of $750,000 (an increase of $550,000 as compared to 2014). Mr. Keddy received a long-term incentive award in February with a potential economic value of $200,000 in his role as SVP, Western Europe, or the February Award. The February Award consisted of a vehicle mix consistent with our other SVPs. In connection with his appointment as EVP & GM, North America & Western Europe, Mr. Keddy received an additional long-term incentive award in May with a potential economic value of $550,000, or the May Award, which, when combined with the February Award, the Compensation Committee determined was appropriate for his role. The May Award consisted of the EVP vehicle mix described above.

  •
  In connection with Ms. Evens's appointment as EVP, Chief People Officer in July 2015, the Compensation Committee approved a long-term incentive award in the amount of $600,000, which is generally consistent with long-term equity grants received by other executives similarly situated within the Company. In addition, the Compensation Committee approved an equity award of $750,000 for Ms. Evens as an inducement to join the Company in recognition of the value of equity she was forfeiting at her previous employer.

        The table below outlines the potential economic value of the long-term equity incentive awards approved in 2015 by the Compensation Committee for each Named Executive Officer:

Name	Target PUs(1) (TSR)	Target PUs (Revenue/ROIC)	Premium Priced Stock Options	Stock Options	RSUs	Total
William L. Meaney	$772,500	$772,500	$1,545,000	N/A	$2,060,000	$5,150,000
Roderick Day	$312,500	$312,500	N/A	$250,000	$375,000	$1,250,000
Marc A. Duale	$187,500	$187,500	N/A	$150,000	$225,000	$750,000
Deirdre Evens	$150,000	$150,000	N/A	$120,000	$930,000	$1,350,000
Patrick Keddy	$167,500	$167,500	N/A	$150,000	$265,000	$750,000

(1)
For the TSR-Based PUs, the fair value reflects a Monte Carlo simulation due to the nature of the award. As a result, the grant date fair values reported in the "Grants of Plan-Based Awards" table differ from the values shown in the columns above.

Performance Units—Total Stockholder Return

        In 2015 all of our Named Executive Officers, including Mr. Meaney, received an award of PUs that can be earned based on the Company's TSR during the three-year period beginning in 2015 and measured relative to the S&P 500 (excluding financial services companies). The number of TSR-Based PUs earned will be determined based on the table below and will vest on the third anniversary of the grant. The TSR-Based PUs will settle in shares of Common Stock when they vest. In addition, the TSR-Based PUs accrue dividend equivalents in cash, or, in the case of stock dividends, additional TSR-Based PUs. The dividend equivalents are payable when TSR-Based PUs vest and reflect only dividend equivalents attributable to shares earned.

TSR Percentile Rank(1)	% of Target
30th Percentile	50%
50th Percentile	100%
75th Percentile	150%	(2)
90th Percentile	200%	(2)

(1)
Results will be interpolated between percentiles

(2)
If the Company's absolute TSR is negative, the payout percentage will not exceed 100%

        The number of PU awards granted in 2015 is set forth below, but the actual number of earned PUs will be determined following the completion of the performance period and will vest on the third anniversary of the grant date.

Named Executive Officer	Target PUs Granted
William L. Meaney	19,894
Roderick Day	8,047
Marc A. Duale	4,828
Deirdre Evens	4,783
Patrick Keddy	4,497

2013 TSR-Based PUs

        In 2013, Mr. Meaney was granted TSR-Based PU awards that could be earned based on the Company's TSR during the three-year period from 2013 through 2015 measured relative to the S&P 500 (excluding financial services companies) over the same period. The number of PUs that could be earned was consistent with the performance schedule included above.

        Following the completion of the performance period, the Compensation Committee determined that no awards had been earned under the performance schedule. The Company's TSR was 13% during the period which represented the 24th percentile of the peer group, below the threshold level of performance required to earn any awards.

Performance Units—Storage Revenue & ROIC

        In 2015 all of our Named Executive Officers, including Mr. Meaney, received an award of PUs that are based on the Company's performance against multi-year enterprise storage revenue growth and ROIC measures. The range of payout is 0%-200% of the number of granted PU awards. The number of PUs actually earned will be determined at the end of the three-year performance period by measuring the Company's actual 2017 financial performance against the target performance. The PUs will settle in shares of Common Stock when they vest. In addition, the PUs accrue dividend equivalents in cash, or, in the case of stock dividends, additional PUs, and the dividend equivalents are payable when PUs vest and reflect only dividend equivalents attributable to shares earned.

        Determination of the percentage achievement of PU awards relative to the 2017 enterprise storage revenue target will be made according to the table below. Payout in accordance with the table will only be made if 2017 ROIC exceeds the minimum amount set by the Compensation Committee:

Actual Performance as a % of Target	Payout as a % of Target(1)
95%	25%
100%	100%
110%	200%

(1)
Results will be interpolated between performance levels above

        The number of PU awards granted in 2015 is set forth below, but the actual number of earned PUs will be determined following the completion of the 2017 fiscal year and will vest on the third anniversary of the grant date.

Named Executive Officer	Target PUs Granted
William L. Meaney	19,894
Roderick Day	8,047
Marc A. Duale	4,828
Deirdre Evens	4,783
Patrick Keddy	4,497

Restricted Stock Units

        All of our Named Executive Officers, including Mr. Meaney, received an award of RSUs in 2015. The number of RSUs granted to each Named Executive Officer was determined by dividing the total value of the award approved by the Compensation Committee by the closing price of our Common Stock on the date of grant, or the Fair Market Value. RSUs generally vest in three substantially equal, annual installments beginning on the first anniversary date of the grant. The RSUs accrue dividend equivalents in cash, or, in the case of stock dividends, additional RSUs. The dividend equivalents are payable when RSUs vest.

        The table below sets forth the RSUs granted in 2015:

Named Executive Officer	RSUs Granted
William L. Meaney	53,051
Roderick Day	9,657
Marc A. Duale	5,794
Deirdre Evens	29,654
Patrick Keddy	7,045

Premium Priced Stock Options

        Mr. Meaney was awarded 349,247 premium priced stock options in 2015. The number of stock options was determined based on the total value of the award approved by the Compensation Committee divided by the estimated Black-Scholes value of such award on the date of grant. The stock options were granted at an exercise price equal to 125% of the Fair Market Value on the date of grant. The premium priced stock options vest in three substantially equal, annual installments beginning on the first anniversary date of the grant.

Stock Options

        All of our Named Executive Officers were awarded stock options in 2015 (except for our CEO, who received premium priced stock options as described above). The number of stock options awarded to each Named Executive Officer (other than our CEO) was determined based on the total value of the award approved by the Compensation Committee divided by the estimated Black-Scholes value of such award the date of grant. The stock options were granted at an exercise price equal to the Fair

Market Value. The stock options vest in three substantially equal, annual installments beginning on the first anniversary date of the grant. The table below details the stock options granted in 2015:

Named Executive Officer	Stock Options Granted
Roderick Day	44,581
Marc A. Duale	26,749
Deirdre Evens	32,087
Patrick Keddy	29,235

Vesting and Other Conditions on Equity Grants

        The Compensation Committee approves all equity incentive awards, including awards made to newly hired or promoted employees. Because the schedule for granting equity awards by the Compensation Committee and our Board is generally determined at meetings set many months in advance, the proximity of any grants to earnings announcements or other market events is merely coincidental.

        The Compensation Committee has imposed vesting and other conditions on awards of Common Stock or grants of options or other long-term equity vehicles, such as PUs and RSUs, because it believes that time-based and performance-based vesting encourages recipients to build stockholder value over a long period of time. Stock options and RSUs generally will vest ratably over a three-year period following the grant (except if accelerated pursuant to the change in control provisions described below). PUs that are achieved based on performance criteria are generally subject to vesting three years from the date of the original grant. However, PU awards made to Named Executive Officers and other employees who subsequently terminate their employment during the performance period and on or after attaining age 55 and completing ten years of employment with the Company will be eligible for pro-rated vesting based on full years completed following the grant date, although the shares underlying the PU award will, nevertheless, be delivered in accordance with the original vesting schedule of the applicable PU award and remain subject to the same performance conditions.

        Notwithstanding the above, all unvested stock options and other equity awards granted under the 2002 Plan or the 2014 Plan will vest immediately should an employee be terminated by the Company, or terminate his or her own employment for "good reason," in connection with a "vesting change in control" within 14 days prior or 12 months after such vesting change of control, or the Relevant Period. This provision applies to all outstanding options and unvested RSUs or PUs held by employees of the Company, including Named Executive Officers.

        Additional detail regarding the potential acceleration of equity awards held by Named Executive Officers upon the termination circumstances described above and other circumstances is included in the "Termination and Change of Control Arrangements" section of this Proxy Statement.

Executive Stock Ownership Guidelines

        The Company maintains stock ownership guidelines that require that certain executive officers achieve and maintain ownership of our Common Stock at or above a prescribed level, exclusive of unexercised stock options, unvested RSUs and unearned or unvested PUs. The Company established this program to help align long-term interest of executive officers with stockholders. The guidelines require certain executive officers own and retain Common Stock having a value equal to a multiple of such officer's annual base salary as follows:

CEO	5X base salary
CFO	3X base salary
Executive Vice Presidents reporting to the CEO	2X base salary

        Compliance is measured by multiplying the number of shares owned at the close of business on October 1 of each year by the average closing price per share of Common Stock, based on each trading day's closing price as reported on the NYSE, over the 60 calendar days preceding the date of calculation. The stock ownership guidelines do not limit the transfer of, or require retention of, shares of Common Stock that were outstanding as of the date of adoption of the stock ownership guidelines or that are issued under any equity awards outstanding as of such date. Whenever an executive subject to the stock ownership guidelines does not meet the above minimum ownership threshold, such executive officer is required to retain an amount equal to 50% of the net shares received as a result of the vesting of RSUs or PUs until such executive meets the minimum ownership threshold. "Net shares" are those shares that remain after shares are sold or netted to pay withholding taxes and any purchase price. Because executives must retain a percentage of shares resulting from the vesting of RSUs or PUs until they achieve the minimum share ownership threshold, there is no minimum time period required to achieve the stock ownership guidelines.

Employment Agreements

William L. Meaney

        In connection with his appointment as CEO of the Company, the Company entered into an offer letter with Mr. Meaney, or the CEO Offer Letter, which has no specified term, and Mr. Meaney's employment with the Company is on an at-will basis. In addition to standard TDC elements (salary and short- and long-term incentives), the CEO Offer Letter includes the following provisions:

  •
  the Company agreed to pay Mr. Meaney a portion of his salary in Swiss Francs because Mr. Meaney is a Swiss citizen and, as a result of his responsibilities associated with the significant international focus of the Company, he works a portion of his time in Switzerland;

  •
  the Company agreed to reimburse Mr. Meaney for the cost of his Swiss medical insurance; and

  •
  Mr. Meaney is eligible for the Iron Mountain Companies Severance Plan, as described in the "Severance Policy" section of this Proxy Statement, with the following adjustments: in the event Mr. Meaney terminates his employment for good reason or is terminated by the Company for other than cause in connection with a change in control, he will be eligible for two years' salary and target bonus (rather than one year) and 18 months of group health benefit continuation (rather than 12 months).

        In December 2013, in order to implement the Swiss Franc salary payments agreed to in the CEO Offer Letter, and due to the customary nature of such agreements in Switzerland, a Swiss subsidiary of the Company entered into an employment agreement with Mr. Meaney, or the Swiss Employment Agreement. As required by Swiss law, the Company, through such Swiss subsidiary, funds certain benefits on Mr. Meaney's behalf in connection with his Swiss employment, including an occupational benefit plan and occupational accident insurance. The Company's contribution levels reflect amounts required by Swiss law and are quantified in the "Summary Compensation Table." The Swiss Employment Agreement has no fixed term and is terminable by either party following a one month notice period (except for certain acts identified by Swiss law).

        We do not have any agreements with Mr. Meaney or any other executive that provide for excise tax gross-up payments in connection with a change in control.

Roderick Day

        In connection with Mr. Day's appointment as CFO of the Company, the Company entered into an offer letter with Mr. Day, or the Day Offer Letter. Mr. Day will be eligible to receive severance benefits under the Iron Mountain Companies Severance Plan and Severance Program No. 1, or the Severance Program, with slight modifications as described under the "Termination and Change of Control Arrangements" section of this Proxy Statement. Mr. Day will also be eligible for transition-related benefits to accommodate his temporary split working location between London and Boston until his anticipated relocation to Boston in September 2016. In addition to base salary and short-term incentive compensation, Mr. Day will continue to receive a car allowance, a corresponding allowance for fuel costs, a yearly motor insurance supplement, a UK pension benefit and a UK life insurance benefit during his temporary split working arrangement. The Day Offer Letter has no fixed term and is terminable by either party. The Day Offer Letter superseded and replaced Mr. Day's prior employment contract with the Company, which terminated automatically upon the effectiveness of the Day Offer Letter.

Marc Duale

        Mr. Duale, President, Iron Mountain International, has had an employment contract with the Company since his initial hiring in May 2006, or the Duale Employment Agreement, as is customary for executives in Europe, where Mr. Duale is based. The Duale Employment Agreement was amended and restated in September 2011 and was further amended in March 2012 and February 2015, to provide him with the same benefits available to the Named Executive Officers who are participants in the Severance Program except to the extent benefits under his employment contract or applicable Luxembourg law are more favorable. In addition to base salary and short-term incentive compensation, Mr. Duale also receives a car allowance, a corresponding allowance for fuel costs, monthly cash payments for life insurance, reimbursement for tax advisory services and payments for social security contributions in Belgium.

        In February 2016, Mr. Duale entered into an employment contract that amended and restated the Duale Employment Agreement, or the Amended and Restated Duale Employment Agreement. The Amended and Restated Duale Employment Agreement provides substantially the same benefits as the Duale Employment Agreement, with the following changes:

  •
  extended the period under which Mr. Duale may provide notice termination for good reason in connection with a corporate realignment that occurred in April 2015 to the period from January 1, 2017 to June 30, 2017, subject to satisfying the following conditions:

  •
  Mr. Duale provides eight weeks written notice of termination; and

  •
  Mr. Duale must remain employed with the Company through June 30, 2017 and may terminate his employment no later than September 30, 2017; and

  •
  clarified the method of delivering certain severance benefits without impacting the economic value of those benefits.

        The Amended and Restated Duale Employment Agreement has no fixed term and is terminable by either party. The Amended and Restated Duale Employment Agreement provides for a notice period of seven months if he is terminated by the Company (except in the case of gross misconduct) and a notice period of two months if he resigns. The Amended and Restated Duale Employment Agreement also provides for certain payments upon termination of his employment as described under the "Termination and Change of Control Arrangements" section of this Proxy Statement. We believe these benefits are customary for executives in Europe in comparable roles.

Patrick Keddy

        In connection with Mr. Keddy's appointment as EVP & GM, North America & Western Europe, the Company entered into an amended and restated employment contract with Mr. Keddy, or the Keddy Employment Contract, as is customary for executives in England, where Mr. Keddy is based. In addition to base salary and short-term incentive compensation, Mr. Keddy will receive a car allowance, a corresponding allowance for fuel costs, a UK pension contribution and a UK life insurance benefit. Mr. Keddy will be eligible to receive severance benefits under the Severance Program. Mr. Keddy will also be eligible for benefits to accommodate his dual working location between London and the United States. The Keddy Employment Contract has no fixed term and is terminable by either party with appropriate notice. The Keddy Employment Contract superseded and replaced Mr. Keddy's prior employment contract with the Company, which terminated automatically upon the effectiveness of the Keddy Employment Contract.

Severance Policy

        The Iron Mountain Companies Severance Plan, or the Severance Program, is applicable to certain of our senior executives, including Messrs. Day and Keddy and Ms. Evens. The Severance Program was adopted in 2012 and modified in 2014 to align with market practice and to aid in the retention of our most critical employees. The Severance Program generally provides, in the case of termination of an executive's employment by the Company without cause or by the executive for good reason, for the payment of one year's salary, bonus, one year's accelerated vesting of RSUs, stock options and pro-rated vesting of PUs as well as group health benefit continuation and nine months outplacement. Mr. Duale has identical accelerated vesting of equity as a result of the Amended and Restated Duale Employment Agreement.

        As provided for in the CEO Offer Letter, Mr. Meaney is a participant in the Iron Mountain Companies Severance Plan and Severance Program No. 2, or the CEO Severance Program. The CEO Severance Program generally provides, in the case of termination of Mr. Meaney's employment by the Company without cause or by the executive for good reason, for the payment of one year's base salary and target bonus, one year of group health benefit continuation, nine months outplacement and a pro-rated bonus in the year of termination. Mr. Meaney does not receive equity acceleration benefits under the Severance Program. If Mr. Meaney's termination is in connection with a change in control, he will be eligible for two years' base salary and target bonus (rather than one year) and 18 months of group health benefit continuation (rather than 12 months), and the other benefits he would otherwise be entitled to remain unchanged. The CEO Severance Program also modifies the determination of a Vesting Change in Control (as defined in the CEO Severance Program) where termination following a Change in Control (as defined in the CEO Severance Program) is directed by a third party, within 90 days prior to the Change in Control (rather than 14 days) or within two years following the Change in Control (rather than 12 months).

        More specific detail is provided in the "Termination and Change of Control Arrangements" section of this Proxy Statement.

Executive Compensation Clawback

        In order to ensure that the Company has the ability to recoup incentive compensation obtained through actions on the part of management that may prove detrimental to the Company, incentive compensation may be recovered at the discretion of the Board if an executive officer has engaged in fraudulent or other intentional misconduct and the misconduct resulted in a material inaccuracy in the Company's financial statements or performance metrics that affect such executive officer's compensation.

Insider Trading Policy and Prohibition on Hedging and Pledging

        Our Insider Trading Policy prohibits directors and senior executives from engaging in short-term or speculative transactions involving the Company's securities, such as short sales, buying or selling puts or calls and hedging transactions. The Insider Trading Policy also prohibits directors and executive officers from placing the Company's securities in margin accounts or otherwise pledging shares of Common Stock. No executive officer or director holds Company securities that are held in a margin account or otherwise pledged.

Tax Considerations

        The Compensation Committee's general policy is to attempt to structure our compensation arrangements to maximize deductions for federal income tax purposes. For example, our 2015 short-term performance-based incentive awards were issued under the 2014 Plan and required achievement of at least 90% of the Adjusted OIBDA target, which was set by the Compensation Committee and ratified by the Board, to fund bonus payouts. This goal was established primarily to maximize tax deductibility of the short-term performance-based incentive. The Compensation Committee may, however, authorize compensation arrangements that are partially or wholly nondeductible when such arrangements achieve organizational objectives. In 2015, the Compensation Committee approved performance-based equity awards to Mr. Keddy and Ms. Evens. The awards granted in May and July of 2015 are measured on the same performance goals as the awards provided to all other executives in February 2015 and are not intended to satisfy the performance-based exception under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

        Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer (in our case, the CEO) and certain other executive officers, to the extent that this compensation is not "performance based" within the meaning of Section 162(m) of the Code. Our 2002 Plan, 2014 Plan and our other equity compensation plans (other than our 2013 ESPP) are generally designed such that compensation arising on the exercise of options and stock appreciation rights satisfies the "performance-based exemption" and is therefore always fully deductible as long as the exercise price at grant was at least equal to the Fair Market Value. The 2002 Plan and the 2014 Plan also provide for the issuance of additional performance based equity and cash awards, which can also be utilized to maximize the deductibility of compensation paid to any of our employees. These various arrangements provide tax-efficient vehicles by which the Compensation Committee can establish specific annual performance goals and objectives.

Compensation Committee Report on Compensation Discussion and Analysis

        We, the members of the Compensation Committee of the Board of the Company, have reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

COMPENSATION COMMITTEE PAMELA M. ARWAY,Chair CLARKE H. BAILEY PER-KRISTIAN HALVORSEN

 COMPENSATION TABLES

Summary Compensation Table

        The following table provides certain information concerning compensation earned by the Named Executive Officers during the years ended December 31, 2013, 2014 and 2015. As required by SEC rules, the table includes:

  •
  each person who served as CEO or chief financial officer at any time during 2015; and

  •
  the three other most highly compensated persons serving as executive officers at year end.

Summary Compensation Table for 2013, 2014 and 2015

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
William L. Meaney(7)	2015	$1,003,846	$—	$3,674,368	$1,572,134	$1,719,225	$46,162	$8,015,735
President and Chief Executive	2014	$1,003,846	$—	$2,806,209	$1,341,786	$1,610,625	$77,947	$6,840,413
Officer	2013	$988,462	$250,000	$4,636,565	$2,013,155	$1,124,949	$753,485	$9,766,616
Roderick Day(8)	2015	$477,013	$—	$1,027,995	$253,808	$428,291	$132,000	$2,319,107
Chief Financial Officer	2014	$471,462	$—	$862,423	$223,937	$467,857	$187,244	$2,212,923
	2013	$357,673	$—	$613,953	$—	$159,505	$48,832	$1,179,963
Marc A. Duale(8)	2015	$574,377	$—	$616,773	$152,287	$585,175	$126,582	$2,055,194
President, Iron Mountain	2014	$688,351	$—	$599,993	$170,703	$654,485	$139,977	$2,253,509
International	2013	$687,523	$—	$899,942	$—	$524,168	$154,023	$2,265,656
Deirdre Evens(9)	2015	$186,985	$200,000	$1,190,957	$123,003	$130,341	$4,870	$1,836,156
Chief People Officer
Patrick Keddy(8)(10)	2015	$447,313	$—	$602,602	$152,531	$340,334	$85,941	$1,628,721
EVP & GM, North America & Western Europe

(1)
Total reported reflects salary earned during the fiscal year, adjusted for changes in salary rates, where applicable. Salary for U.S.-based executives is paid bi-weekly with an hourly rate based on 2,080 hours per year, or 260 working days. Because fiscal 2014 and 2015 each included 261 working days, the total salary for Mr. Meaney exceeds his annual salary for each of 2014 and 2015, and the increase over the annualized salary represents the additional day of salary.

(2)
The amounts reported in the "Stock Awards" column present the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts were not paid to or realized by the officer in the year indicated. The grant date fair values of PUs in the "Summary Compensation Table" are calculated assuming target level attainment of each applicable performance goal, except for the TSR-Based PU awards. The TSR-Based PU awards include a market-based performance condition and the fair value reflects the expected value of the award determined under a Monte Carlo simulation. The table below illustrates the expected value of PUs and the value if each recipient were to achieve the applicable maximum payout for all PUs. All values are determined as of the grant date.

2015 Awards

	Components of Stock Awards			Additional Information
Name	RSU Value ($)	PU Value – Expected ($)		PU Value – Maximum ($)
William L. Meaney	2,059,970	1,614,398		3,089,936
Roderick Day	374,981	653,014		1,249,860
Marc A. Duale	224,981	391,792		749,885
Deirdre Evens	929,949	261,008		599,980
Patrick Keddy	264,975	337,627	(a)	669,866	(b)

(a)
Represents the aggregate expected value of 772 PUs granted on February 19, 2015 and 3,725 PUs granted on May 27, 2015.

(b)
Represents the aggregate maximum value of 772 PUs granted on February 19, 2015 and 3,725 PUs granted on May 27, 2015.

 2014 Awards

	Components of Stock Awards			Additional Information
Name	RSU Value ($)	PU Value – Expected ($)		PU Value – Maximum ($)
William L. Meaney	1,599,976	1,206,233	(a)	2,399,945	(b)
Roderick Day	402,464	459,958		919,917
Marc A. Duale	224,994	374,999		749,998

(a)
Represents the aggregate expected value of 23,751 PUs granted on February 13, 2014 and 23,452 PUs granted on March 14, 2014.

(b)
Represents the aggregate maximum value of 23,751 PUs granted on February 13, 2014 and 23,452 PUs granted on March 14, 2014.

2013 Awards

	Components of Stock Awards			Additional Information
Name	RSU Value ($)	PU Value – Expected ($)		PU Value – Maximum ($)
William L. Meaney	2,081,599	2,554,966	(a)	3,974,271	(b)
Roderick Day	556,968	56,985		85,478
Marc A. Duale	449,971	449,971		674,957

(a)
Represents the aggregate expected value of 31,516 PUs granted on March 29, 2013 and 31,515 PUs granted on March 15, 2013.

(b)
Represents the aggregate maximum value of 31,516 PUs granted on March 29, 2013 and 31,515 PUs granted on March 15, 2013.
(3)
For a list of 2015 stock and option awards, see the "Grants of Plan-Based Awards" table below.

(4)
The amounts reported in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted in the year indicated computed in accordance with FASB ASC Topic 718. For 2014, the grant date fair value includes the sum of the fair value of the stock options as of the original grant date plus the incremental fair value as a result of a special distribution made in November 2014, or the Special Distribution. In 2014, in connection with the Special Distribution, we made adjustments to existing stock option awards in order to maintain the same intrinsic value of the stock option awards following the impact of the cash portion of the Special Distribution. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Reports on Form 10-K for the year ended December 31, 2013, and the Company's Annual Reports on Form 10-K for the years ended 2014 and 2015, as restated in the Company's Current Reports on Form 8-K as filed with the SEC on May 5, 2014 and May 7, 2015, respectively. These amounts were not paid to or realized by the officer in the year indicated.

(5)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column reflect amounts paid to the Named Executive Officers under our non-equity incentive compensation plans based on the achievement of selected performance targets earned in the specified year and paid in the following year. Non-equity incentive compensation awards are calculated based on the individual's base salary earnings before any deductions or deferrals, such as 401(k) contributions or deferred compensation plan contributions. Details regarding the calculation of these payments are included in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(6)
The amounts reported in the "All Other Compensation" column include 401(k) Plan Company match, income on premiums paid with respect to group term life insurance, or GTLI, parking fees paid and the Company-paid portion of direct expenses (primarily spousal travel related to attendance at business recognition events).

        With respect to Mr. Meaney, the amounts reported in the "All Other Compensation" column include payment for medical insurance in Switzerland and, for fiscal year 2013 and a portion of fiscal year 2014, our international medical insurance program. In fiscal 2013 and fiscal 2014, members of Mr. Meaney's family occasionally accompanied him on business-related travel where their presence was relevant to the meeting. The cost of commercial flights is included in All Other Compensation for the relevant year while private flights have no incremental cost to the Company. Mr. Meaney received a tax gross-up on income associated with this travel in each year. The "Swiss Benefits" have been converted to U.S. dollars using a conversion rate of 1 Swiss Franc to $1.0405, which represents the average exchange rate for fiscal year 2015, a conversion rate of 1 Swiss Franc to $1.0937, which represents the average exchange rate for fiscal year 2014, and a conversion rate of 1 Swiss Franc to $1.1181, which represents the average exchange rate for the period from the adoption of the Swiss Employment Agreement through the end of fiscal 2013.

          With respect to Mr. Day, the amounts reported in the "All Other Compensation" column include temporary U.S. housing, a related tax gross-up on (1) the imputed income therefrom and (2) hotel lodging expense deemed taxable in the United Kingdom, spousal travel to the U.S. associated with Mr. Day's U.S.-based responsibilities and a related tax gross-up on the imputed income therefrom, in accordance with the Day Offer Letter, and amounts as set forth below related to his international role. The hotel lodging expense is not reported in the "All Other Compensation" because it is directly and integrally related to performing job duties, notwithstanding its taxability within the United Kingdom.

          With respect to Mr. Duale, the amounts reported in the "All Other Compensation" column include amounts as set forth below related to his international role.

          With respect to Mr. Keddy, the amounts reported in the "All Other Compensation" column include a tax gross-up on the imputed income associated with hotel lodging expense deemed taxable in the United Kingdom, spousal travel to the U.S. associated with Mr. Keddy's U.S.-based responsibilities and a related tax gross-up on the imputed income therefrom, in accordance with the Keddy Employment Contract, and the amounts set forth below relate to his international role. The hotel lodging expense is not reported in the "All Other Compensation" because it is directly and integrally related to performing job duties, notwithstanding its taxability within the United Kingdom.

          The charts below set forth a more detailed breakdown of "All Other Compensation" for 2015.

	William L. Meaney	Deirdre Evens
401K Match	$5,300	$2,377
GTLI	$222	$93
Parking	$7,800	$2,400
Swiss Benefits	$10,297	$—
Swiss Medical Insurance	$22,543	$—
Total	$46,162	$4,870

	Roderick Day	Marc A. Duale	Patrick Keddy
Car Allowance ($)	$14,676	$27,709	$14,676
Fuel Allowance ($)	$3,057	$2,771	$3,057
Car Insurance ($)	$841	$—	$—
Medical Insurance ($)	$1,579	$47,991	$1,579
Tax Planning Services ($)	$5,517	$7,286	$—
Belgium Social Security Contributions ($)	$—	$18,405	$—
Life Insurance ($)	$1,989	$—	$1,989
Life Assurance Cash Payment ($)	$—	$22,184	$—
Employer Pension Scheme Contribution ($)	$35,776	$—	$33,548
Temporary Accommodation Expenses ($)	$15,438	$—	$—
Tax Gross-up for Temporary Accommodation & Taxable Lodging Expenses ($)	$35,193	$—	$10,847
Company Recognition Event Expenses (including Spousal Travel) ($)	$—	$236	$1,673
Tax Gross-Up for Company Recognition Event Expenses ($)	$—	$—	$1,483
Spousal Travel associated with International Role($)	$9,699	$—	$9,242
Tax Gross-Up for Spousal Travel associated with International Role ($)	$8,235	$—	$7,847
Total ($)	$132,000	$126,582	$85,941
(7)
Mr. Meaney's 2015 and 2014 salary includes 100,000 Swiss Francs paid in accordance with the Swiss Employment Agreement, converted to U.S. dollars using a conversion rate of 1 Swiss Franc to $1.0405, which represents the average exchange rate for fiscal 2015 and using a conversion rate of 1 Swiss Franc to $1.0937, which represents the average exchange rate for fiscal 2014. Mr. Meaney joined the Company as President and CEO in January 2013, and his 2013 salary includes 3,763 Swiss Francs earned following the adoption of the Swiss Employment Agreement, converted to U.S. dollars using a conversion rate of 1 Swiss Franc to $1.1181 which represents the average exchange rate for the period from the adoption of the Swiss Employment Agreement through the end of fiscal 2013.

(8)
Messrs. Day and Keddy and Mr. Duale's 2015 compensation, except for certain tax planning services denominated in U.S. dollars, was converted to U.S. dollars using a conversion rate of £1.00 to $1.5287 and €1.00 to $1.1092, respectively, which represent the average exchange rates for fiscal year 2015. The corresponding conversion rate for 2014 compensation, determined on the same basis, for Mr. Day and Mr. Duale was £1.00 to $1.6484 and €1.00 to $1.3293, respectively. The corresponding conversion rate for 2013 compensation, determined on the same basis, for Mr. Day and Mr. Duale was £1.00 to $1.5640 and €1.00 to $1.3277, respectively.

(9)
Ms. Evens was appointed as an executive officer of the company in connection with her joining the company as EVP, Chief People Officer in July 2015.

(10)
Mr. Keddy was appointed as an executive officer of the company effective April 2015 in connection with his appointment as EVP & GM, North America & Western Europe.

 Grants of Plan-Based Awards for 2015

        The following table sets forth certain information concerning the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2015. For a description of these awards, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)		Closing Market Price on the Date of Grant ($/Sh)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)					Exercise or Base Price of Option Awards ($/Sh)(5)		Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Grant Date	Award Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William L. Meaney	n/a	n/a	$—	$1,350,000	$2,261,250	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/19/2015	2/19/2015	n/a	n/a	n/a	n/a	19,894	39,788	n/a	n/a	n/a	n/a	$772,484
	2/19/2015	2/19/2015	n/a	n/a	n/a	n/a	19,894	39,788	n/a	n/a	n/a	n/a	$841,914
	2/19/2015	2/19/2015	n/a	n/a	n/a	n/a	n/a	n/a	53,051	n/a	n/a	n/a	$2,059,970
	2/19/2015	2/19/2015	n/a	n/a	n/a	n/a	n/a	n/a	n/a	349,247	$48.54	$38.83	$1,572,134
Roderick Day	n/a	n/a	$—	$381,212	$638,530	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/19/2015	2/18/2015	n/a	n/a	n/a	n/a	8,047	16,094	n/a	n/a	n/a	n/a	$312,465
	2/19/2015	2/18/2015	n/a	n/a	n/a	n/a	8,047	16,094	n/a	n/a	n/a	n/a	$340,549
	2/19/2015	2/18/2015	n/a	n/a	n/a	n/a	n/a	n/a	9,657	n/a	n/a	n/a	$374,981
	2/19/2015	2/18/2015	n/a	n/a	n/a	n/a	n/a	n/a	n/a	44,581	$38.83	$38.83	$253,808
Marc A. Duale	n/a	n/a	$—	$459,502	$769,666	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/19/2015	2/18/2015	n/a	n/a	n/a	n/a	4,828	9,656	n/a	n/a	n/a	n/a	$187,471
	2/19/2015	2/18/2015	n/a	n/a	n/a	n/a	4,828	9,656	n/a	n/a	n/a	n/a	$204,321
	2/19/2015	2/18/2015	n/a	n/a	n/a	n/a	n/a	n/a	5,794	n/a	n/a	n/a	$224,981
	2/19/2015	2/18/2015	n/a	n/a	n/a	n/a	n/a	n/a	n/a	26,749	$38.83	$38.83	$152,287
Deirdre Evens	n/a	n/a	$—	$111,071	$186,044	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	7/21/2015	7/21/2015	n/a	n/a	n/a	n/a	4,783	9,566	n/a	n/a	n/a	n/a	$149,995
	7/21/2015	7/21/2015	n/a	n/a	n/a	n/a	4,783	9,566	n/a	n/a	n/a	n/a	$111,013
	7/21/2015	7/21/2015	n/a	n/a	n/a	n/a	n/a	n/a	29,654	n/a	n/a	n/a	$929,949
	7/21/2015	7/21/2015	n/a	n/a	n/a	n/a	n/a	n/a	n/a	32,087	$31.36	$31.36	$123,003
Patrick Keddy	n/a	n/a	$—	$302,923	$507,396	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/19/2015	2/18/2015	n/a	n/a	n/a	n/a	772	1,544	n/a	n/a	n/a	n/a	$29,977
	2/19/2015	2/18/2015	n/a	n/a	n/a	n/a	772	1,544	n/a	n/a	n/a	n/a	$32,671
	5/27/2015	5/27/2015	n/a	n/a	n/a	n/a	3,725	7,450	n/a	n/a	n/a	n/a	$137,490
	5/27/2015	5/27/2015	n/a	n/a	n/a	n/a	3,725	7,450	n/a	n/a	n/a	n/a	$137,490
	2/19/2015	2/18/2015	n/a	n/a	n/a	n/a	n/a	n/a	2,575	n/a	n/a	n/a	$99,987
	5/27/2015	5/27/2015	n/a	n/a	n/a	n/a	n/a	n/a	4,470	n/a	n/a	n/a	$164,988
	2/19/2015	2/18/2015	n/a	n/a	n/a	n/a	n/a	n/a	n/a	7,133	$38.83	$38.83	$40,609
	5/27/2015	5/27/2015	n/a	n/a	n/a	n/a	n/a	n/a	n/a	22,102	$36.91	$36.91	$111,922

(1)
For grants made in February to executives other than Mr. Meaney, the Compensation Committee approved the RSU and stock option awards on February 18, 2015, with a grant date of February 19, 2015, to align with Mr. Meaney's awards granted on that date.

(2)
The amounts reported in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, sub-column "Threshold," reflect the minimum payment level of short-term incentive compensation for each of the Named Executive Officers, which is zero for all. The amounts reported in "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, sub-column "Maximum," reflect that for 2015 our equity compensation plans provided the potential to earn a maximum of 167.5% of target. The specific components of our non-equity incentive plans are described in the "Short-Term Performance-Based Incentive Compensation" section of this Proxy Statement. The "Target" and "Maximum" amounts are based on the Named Executive Officer's base salary earnings and position in 2015. Non-equity incentive plan awards actually paid by the Company for services rendered in 2015 are reported in the "Non- Equity Incentive Plan Compensation" column of the "Summary Compensation Table" above.

(3)
The amounts reported in "Estimated Future Payouts Under Equity Incentive Plan Awards" column, sub-column "Maximum," reflect that the PUs awarded in 2015 provided the potential to earn up to 200% of target, as described in the "Performance Units—Revenue & ROIC" and "Performance Units—Total Stockholder Return" sections of this Proxy Statement.

(4)
Each RSU award was granted under the 2014 Plan, and each RSU award vests in three substantially equal annual installments beginning on the first anniversary of the grant date. Each RSU award is settled in shares of Common Stock on each vesting date.

(5)
Each stock option award was granted under the 2014 Plan, and each stock option award vests in three substantially equal annual installments beginning on the first anniversary of the grant date. The exercise price of Mr. Meaney's stock options was set at 125% of Fair Market Value.

        The amounts in the "Summary Compensation Table" for 2013, 2014 and 2015 reflect our compensation programs and plans, all of which are developed under our compensation philosophy of "paying for performance." Each element of compensation (salary, non-equity incentive compensation, equity incentive compensation and benefits) is designed to work together to help us meet and exceed our short-term and long-term goals and objectives and reward Named Executive Officers when we and they are successful. Our compensation programs provide the opportunity for the alignment of interests of our Named Executive Officers and directors with those of our stockholders. For a description of the material factors related to an understanding of these amounts, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

        The following table sets forth certain information with respect to outstanding equity awards held by our Named Executive Officers at December 31, 2015. Market Value was determined using the closing price of our Common Stock of $27.01 on December 31, 2015.

 Outstanding Equity Awards at Fiscal Year-End for 2015

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
William L. Meaney	191,934	96,260	(1)	$29.99	1/7/2023
	90,969	182,215	(2)	$31.00	2/13/2024
	—	349,247	(3)	$48.54	2/19/2025
						68,158	(4)	$1,840,948
						23,868	(5)	$644,675
						42,248	(6)	$1,141,118
						53,051	(7)	$1,432,908
									17,039	(8)	$460,223
									11,875	(9)	$320,744
									5,863	(10)	$158,360
									9,947	(11)	$268,668
									4,973	(12)	$134,321
Roderick Day	927	—		$21.65	9/11/2018
	6,963	—		$22.98	6/4/2019
	15,699	—		$19.11	12/10/2019
	6,051	—		$19.83	6/3/2020
	1,265	—		$22.79	3/11/2021
	2,334	4,677	(2)	$24.80	2/13/2024
	9,187	18,407	(13)	$25.12	3/14/2024
	—	44,581	(3)	$38.83	2/19/2025
						569	(14)	$15,369
						1,190	(5)	$32,142
						7,006	(15)	$189,232
						2,641	(6)	$71,333
						6,258	(16)	$169,029
						9,657	(7)	$260,836
						1,237	(17)	$33,411
									586	(10)	$15,828
									3,908	(10)	$105,555
									4,023	(11)	$108,661
									2,011	(12)	$54,317
Marc A. Duale	11,345	22,692	(18)	$22.04	3/1/2019
	8,756	17,540	(2)	$24.80	2/13/2024
	—	26,749	(3)	$38.83	2/19/2025
						4,483	(14)	$121,086
						9,401	(5)	$253,921
						5,942	(6)	$160,493
						5,794	(7)	$156,496
									3,664	(10)	$98,965
									2,414	(11)	$65,202
									1,207	(12)	$32,601
Deirdre Evens	—	32,087	(19)	$31.36	7/21/2025
						29,654	(20)	$800,955
									2,391	(11)	$64,581
									1,195	(12)	$32,277

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Patrick Keddy	42,843	—		$24.08	11/29/2021
	2,334	4,677	(2)	$24.80	2/13/2024
	—	7,133	(3)	$38.83	2/19/2025
	—	22,102	(21)	$36.91	5/27/2025
						474	(14)	$12,803
						991	(5)	$26,767
						2,641	(6)	$71,333
						2,575	(7)	$69,551
						4,470	(22)	$120,735
									586	(10)	$15,828
									386	(11)	$10,426
									193	(12)	$5,213
									1,862	(11)	$50,293
									931	(12)	$25,146

(1)
Options vest on January 7, 2016.

(2)
Options vest in two substantially equal installments on February 13, 2016 and February 13, 2017.

(3)
Options vest in three substantially equal installments on February 19, 2016, February 19, 2017 and February 19, 2018.

(4)
RSUs vest 25% on January 7, 2016, 25% on January 7, 2017 and 50% on January 7, 2018.

(5)
PUs earned as a result of achievement of 2013 revenue growth and ROIC relative to performance targets vest in one installment on March 15, 2016.

(6)
RSUs vest in two substantially equal installments on February 13, 2016 and February 13, 2017.

(7)
RSUs vest in three substantially equal installments on February 19, 2016, February 19, 2017 and February 19, 2018.

(8)
TSR-Based PUs will be earned based on 3-year TSR performance ending on December 31, 2015 relative to the S&P 500 (excluding financial services companies). The performance range on this award will be 0% to 200% of the target award. The number of TSR-Based PUs included above reflects the threshold performance level, although the Company did not meet the minimum performance level relative to the peer group and, consequently, all shares were forfeited.

(9)
TSR-Based PUs will be earned based on 3-year TSR performance ending on December 31, 2016 relative to the S&P 500 (excluding financial services companies). The performance range on this award will be 0% to 200% of the target award. The number of TSR-Based PUs included above reflects the threshold performance level. Final relative TSR performance will not be measured until the end of the performance period and the final result may vary from the level illustrated above, and could be as low as zero. Earned TSR-Based PUs, if any, will vest in one installment on the later of February 13, 2017 or the date the Compensation Committee certifies achievement of performance results.

(10)
PUs will be earned based on revenue and ROIC for fiscal 2016 relative to pre-established performance targets for the same period. The performance range on this award will be 0% to 200% of the target award. The number of PUs included above reflects the threshold performance level of 25% of target. Earned PUs, if any, will vest in one installment on the later of March 14, 2017 or the date the Compensation Committee certifies achievement of performance results.

(11)
TSR-Based PUs will be earned based on 3-year TSR performance ending on December 31, 2017 relative to the S&P 500 (excluding financial services companies). The performance range on this award will be 0% to 200% of the target award. The number of TSR-Based PUs included above reflects the threshold performance level. Final relative TSR performance will not be measured until the end of the performance period and the final result may vary from the level illustrated above, and could be as low as zero. Earned TSR-Based PUs, if any, will vest in one installment on the later of February 19, 2018 or the date the Compensation Committee certifies achievement of performance results.

(12)
PUs will be earned based on storage rental revenue and ROIC for fiscal 2017 relative to pre-established performance targets for the same period. The performance range on this award will be 0% to 200% of the target award. The number of PUs included above reflects the threshold performance level of 25% of target. Earned PUs, if any, will vest in one installment on the later of February 19, 2018 or the date the Compensation Committee certifies achievement of performance results.

(13)
Options vest in two substantially equal installments on March 14, 2016 and March 14, 2017.

(14)
RSUs vest in one installment on March 15, 2016.

(15)
RSUs vest in one installment on November 5, 2016.

(16)
RSUs vest in two substantially equal installments on March 14, 2016 and March 14, 2017.

(17)
RSUs vest in one installment on February 13, 2016.

(18)
Options vest in two substantially equal installments on March 2, 2016 and March 2, 2017.

(19)
Options vest in three substantially equal installments on July 21, 2016, July 21, 2017 and July 21, 2018.

(20)
RSUs vest in three substantially equal installments on July 21, 2016, July 21, 2017 and July 21, 2018.

(21)
Options vest in three substantially equal installments on May 27, 2016, May 27, 2017 and May 27, 2018.

(22)
RSUs vest in three substantially equal installments on May 27, 2016, May 27, 2017 and May 27, 2018.

Option Exercises and Stock Vested at Fiscal Year-End for 2015

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William L. Meaney	N/A	N/A	21,091	$886,816
Roderick Day	N/A	N/A	18,781	$719,339
Marc A. Duale	N/A	N/A	22,604	$936,662
Deirdre Evens	N/A	N/A	N/A	N/A
Patrick Keddy	N/A	N/A	4,061	$168,866

(1)
Value realized includes the payout of accrued cash dividend equivalents.

Non-Qualified Deferred Compensation for 2015

        The Company provides certain of its more highly compensated employees, including the Named Executive Officers, with the opportunity to defer between 5% and 100% of any 2015 non-equity incentive compensation and/or up to between 5% and 50% of base salary through the EDCP. This benefit is offered to these employees in part because they are limited by the Code and applicable nondiscrimination testing rules in the amount of 401(k) contributions they can make under the Company's 401(k) Plan. Deferral elections and elections relating to the timing of payments are made prior to the period in which the salary and/or incentive compensation bonuses are earned. The Company does not contribute any matching, profit sharing or other funds to the EDCP for any employee. Participants in the EDCP can elect to invest their deferrals in funds that mirror, as closely as possible, the investment options available under the Company's 401(k) Plan. The EDCP does not pay any above market rates and is administered by the Compensation Committee.

        None of the Named Executive Officers participated in a nonqualified deferred compensation plan during the year ended December 31, 2015.

Termination and Change of Control Arrangements

        The Company maintains various contracts and agreements that require payments to a Named Executive Officer at, following or in connection with (1) any termination of such officer, (2) a change in control of the Company or (3) a change in such officer's responsibilities. This section describes the benefits that may become payable to certain Named Executive Officers in connection with a termination of their employment with the Company and/or a change in control of the Company under arrangements in effect on December 31, 2015.

Equity Treatment in Connection with a Change of Control

        As discussed on page 54 of this Proxy Statement, our equity compensation plans provide that any unvested options and other awards granted under the respective plan will vest immediately should an employee be terminated by the Company, or terminate his or her own employment for "good reason," within the Relevant Period in connection with a vesting change of control. This applies to the same degree to all outstanding options held by employees, including the Named Executive Officers.

CEO Severance Program

        Mr. Meaney is entitled to the benefits under the CEO Severance Program in the event of a "qualifying termination," which is generally defined as the termination of an eligible employee's employment without "cause" or termination by the eligible employee for "good reason." "Cause" is generally defined in the CEO Severance Program as any of: (1) fraud, embezzlement or theft against the Company; (2) being convicted of, or pleading guilty or no contest to, a felony; (3) breach of a fiduciary duty owed to the Company; (4) material breach of any material policy of the Company; (5) willful failure to perform material assigned duties (other than by reason of illness); or (6) committing an act of gross negligence, engaging in willful misconduct or otherwise acting with willful disregard for the best interests of the Company. "Good reason" in the CEO Severance Program means that Iron Mountain has, without Mr. Meaney's consent: (1) materially diminished the sum of his base compensation plus target nonequity incentive compensation; (2) required Mr. Meaney to be based at an office or primary work location that is greater than 50 miles from Boston, Massachusetts; (3) materially diminished Mr. Meaney's authority and/or responsibilities and/or assigned Mr. Meaney to duties and responsibilities that are generally inconsistent with his position with Iron Mountain prior to the change; (4) ceased to have Mr. Meaney report directly to the Board; or (5) materially breached the CEO Severance Program or the CEO Offer Letter.

        In the event of a qualifying termination under the CEO Severance Program, Mr. Meaney is entitled to certain severance benefits, including: (1) cash compensation consisting of (a) the sum of one year's base salary and a bonus payment equal to the annual target performance-based cash bonus for the year of termination, which aggregate amount would be doubled if such termination is in connection with a Change in Control, and (b) Mr. Meaney's actual annual performance-based bonus earned in respect to the year of termination based on the achievement of performance goals in accordance with the Company's annual incentive compensation program, with such bonus pro-rated from the beginning of the fiscal year of termination through to the actual termination date; and (2) the Company's payment of (a) the employer share of the cost of medical and dental coverage under COBRA coverage until the earlier of (i) the first anniversary of Mr. Meaney's termination or for 18 months in connection with a Change in Control and (ii) the date on which COBRA coverage ends and (b) outplacement services for nine months following termination.

Severance Program

        Mr. Day, Mr. Keddy and Ms. Evens are entitled to the benefits under the Severance Program in the event of a "qualifying termination," which is generally defined as the termination of an eligible employee's employment without "cause" or termination by the eligible employee for "good reason." The definition of "Cause" for the purposes of the Severance Program is substantially the same as the definition of "Cause" in the CEO Severance Program, as described above. The definition of "good reason" in the Severance Program is substantially the same as good reason under the 2002 Plan and the 2014 Plan with an additional component that could result in an acceleration if the eligible employee were to terminate his or her employment within 14 days prior to or 12 months after a vesting change of control. The additional component is a material diminution in the responsibilities or title or position with the Company and/or the assignment of duties and responsibilities that are generally inconsistent with such eligible employee's position with the Company immediately prior to the vesting change in control.

        The definition of "good reason" as it applies to Mr. Day in the Severance Program has been modified to include an office or primary work location greater than 50 miles from either the Company's Boston corporate office or the Company's London corporate office.

        In the event of a qualifying termination under the Severance Program, the eligible employee is entitled to certain severance benefits, including: (1) cash compensation consisting of one year's base salary and a bonus payment generally equal to the annual target bonus for the eligible employee for the year of termination multiplied by such employee's average payout percentage over the prior three years; (2) the Company's payment of (a) the employer share of the cost of medical and dental coverage under COBRA coverage until the earlier of (i) the first anniversary of such employee's termination and (ii) the date on which COBRA coverage ends and (b) outplacement services for nine months following termination; (3) accelerated vesting of outstanding RSUs and stock options scheduled to vest within 12 months following termination; and (4) pro-rated vesting of outstanding PUs based on actual performance using the following schedule and payable at the original vesting date:

  •
  PUs outstanding for less than 12 months—33% vested

  •
  PUs outstanding between 12 and 24 months—67% vested

  •
  PUs outstanding 24 months or longer—100%

Duale Employment Agreement

        Pursuant to the Amended and Restated Duale Employment Agreement, in the event of his qualifying termination, Mr. Duale is entitled to the greater of (1) a non-competition indemnity payment of up to one year of his salary, (2) severance payments due to him under applicable Luxembourg law or (3) payments equivalent to what he would be entitled to if he was a participant in the Severance Program. The amounts Mr. Duale would have received upon a termination of his employment on December 31, 2015 are set forth in the tables below.

General

        It is a condition to receipt of severance benefits under each of (1) the CEO Severance Program, (2) the Severance Program and (3) the Amended and Restated Duale Employment Agreement that the employee receiving severance benefits under such program or agreement execute, deliver and not revoke a separation and release agreement and a confidentiality and non-competition agreement. The receipt of the employer share of the cost of medical and dental coverage under COBRA is conditioned on the employee not being in breach of either of the separation and release agreement or the confidentiality and non-competition agreement.

        The table below reflects the amount of compensation that would be paid to certain Named Executive Officers in the event of termination of such Named Executive Officers' employment upon a qualifying termination under the CEO Severance Program (in the case of Mr. Meaney), the Severance Program (in the case of Messrs. Day and Keddy and Ms. Evens) and the Amended and Restated Duale Employment Agreement (in the case of Mr. Duale). The amounts shown assume that such termination was effective as of December 31, 2015.

 Estimated Benefits Upon A Qualifying Termination Under the Applicable Severance Program

Named Executive Officer	Cash Severance ($)	Continuation of Benefits and Outplacement Services ($)	Acceleration of Unvested Options, RSUs and PUs ($)(1)	Total ($)
William L. Meaney	4,082,725	38,520	N/A	4,121,245
Roderick Day(2)	912,103	26,579	1,100,177	2,038,859
Marc A. Duale(3)	1,097,443	72,991	925,996	2,096,430
Deirdre Evens	702,088	25,000	365,363	1,092,451
Patrick Keddy(2)	782,255	26,579	295,051	1,103,885

(1)
These amounts are based on a price per share of our Common Stock of $27.01 on December 31, 2015.

(2)
Mr. Day's and Mr. Keddy's estimated benefits, except for elements denominated in U.S. dollars, were converted to U.S. dollars using a conversion rate of £1.00 to $1.5287, which represents the average exchange rate for fiscal 2015.

(3)
Mr. Duale's estimated benefits, except for elements denominated in U.S. dollars, were converted to U.S. dollars using a conversion rate of €1.00 to $1.1092, which represents the average exchange rate for fiscal 2015.

        The table below reflects the amount of compensation that would be paid to certain Named Executive Officers in the event of termination of such Named Executive Officers' employment upon a qualifying termination under the CEO Severance Program (in the case of Mr. Meaney), the Severance Program (in the case of Messrs. Day and Keddy and Ms. Evens) or the Amended and Restated Duale Employment Agreement (in the case of Mr. Duale) in connection with a change of control. The amounts shown assume that such termination was effective as of December 31, 2015.

Estimated Benefits Upon A Qualifying Termination Under the
Applicable Severance Program in Connection with a Change in Control

Named Executive Officer	Cash Severance ($)	Continuation of Benefits and Outplacement Services ($)	Total ($)
William L. Meaney	6,432,725	45,280	6,478,005
Roderick Day(1)	912,103	26,579	938,682
Marc A. Duale(2)	1,097,443	72,991	1,170,434
Deirdre Evens	702,088	25,000	727,088
Patrick Keddy(1)	782,255	26,579	808,834

(1)
Mr. Day's and Mr. Keddy's estimated benefits, except for elements denominated in U.S. dollars, were converted to U.S. dollars using a conversion rate of £1.00 to $1.5287, which represents the average exchange rate for fiscal 2015.

(2)
Mr. Duale's estimated benefits, except for elements denominated in U.S. dollars, were converted to U.S. dollars using a conversion rate of €1.00 to $1.1092, which represents the average exchange rate for fiscal 2015.

 DIRECTOR COMPENSATION

        The following table provides certain information concerning compensation earned by the directors who were not Named Executive Officers during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Jennifer Allerton	$89,000	$134,983	$—		$223,983
Ted R. Antenucci	$89,000	$134,983	$—		$223,983
Pamela M. Arway	$105,917	$134,983	$10,047	(3)	$250,947
Clarke H. Bailey	$106,333	$134,983	$10,047	(3)	$251,363
Kent P. Dauten	$107,333	$134,983	$—		$242,316
Paul F. Deninger	$89,250	$134,983	$—		$224,233
Per-Kristian Halvorsen	$89,250	$134,983	$—		$224,233
Michael W. Lamach	$45,250	$—	$—		$45,250
Walter Rakowich	$104,000	$134,983	$—		$238,983
Alfred J. Verrecchia	$187,000	$134,983	$—		$321,983

(1)
The amounts reported in the "Stock Awards" column reflect the aggregate grant date fair value of RSUs granted in 2015 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015. Each non-employee director was granted 3,673 RSUs on May 28, 2015. As of December 31, 2015, non-employee directors held options to acquire shares of our Common Stock. All options reflected in the table below are fully vested.

Name	Option Awards (#)	Total (#)
Jennifer Allerton	—	—
Ted R. Antenucci	—	—
Pamela M. Arway	—	—
Clarke H. Bailey	52,494	52,494
Kent P. Dauten	42,722	42,722
Paul F. Deninger	13,390	13,390
Per-Kristian Halvorsen	—	—
Michael W. Lamach	—	—
Walter Rakowich	—	—
Alfred J. Verrecchia	18,290	18,290
(2)
Messrs. Antenucci, Bailey, Rakowich and Verrecchia elected to defer 100% of their RSUs granted in 2015 pursuant to the DDCP.

(3)
The amounts reported in the "All Other Compensation" column for Mr. Bailey and Ms. Arway consist of amounts paid for health and dental plan coverage.

        Directors who are employees of the Company do not receive additional compensation for serving as directors. Pursuant to the Company's Compensation Plan for Non-Employee Directors,

non-employee directors were paid an annual retainer of $70,000 in 2015, and committee members and committee chairs received annual retainer fees as set forth below:

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Risk and Safety Committee
Annual Committee Member Retainer	$10,000	$9,000	$9,000	$9,000	$9,000
Annual Committee Chair Retainer	$15,000	$15,000	$8,000	$8,000	$8,000

        In addition, in 2015 the Independent Chairman received an annual retainer of $100,000, and non-employee directors received annual grants of RSUs for the number of shares of our Common Stock equal to $135,000 divided by the fair market value (as defined in the 2014 Plan) on the date of grant. The RSUs vest immediately on the date of grant. Newly elected non-employee directors will receive a pro-rated grant as of the date of their election.

        The DDCP allows non-employee directors to defer the receipt of between 5% and 100% of their retainers. Non-employee directors may also defer some or all of their annual RSU grant under the DDCP. Deferral elections and elections relating to the timing and form of payments are made prior to the period in which the retainers, fees and awards are earned. The Company does not contribute any matching, profit-sharing or other funds to the DDCP for any participating director. Amounts under the DDCP are treated as invested in shares of our Common Stock. The DDCP is administered by the Chairman of the Compensation Committee and the executive vice president, human resources.

Modifications to Director Compensation for 2016

        The Nominating and Governance Committee annually reviews, with assistance from compensation consultants, the compensation of our directors in comparison to companies with similar revenues and business and makes adjustments it believes are appropriate.

        Effective January 2016, following a market analysis of director compensation conducted by our Nominating and Governance Committee, with assistance from Pay Governance, we modified our non-employee director compensation plan to (1) increase the annual retainer from $70,000 to $75,000 and (2) increase the annual retainer for the Nominating and Governance Committee chair, Finance Committee chair and Risk and Safety Committee chair from $8,000 to $10,000.

Director Stock Ownership Guidelines

        The Company maintains stock ownership guidelines that require non-employee directors to achieve and maintain ownership of our Common Stock at or above a prescribed level. Our directors who are also employees of the Company are subject to the Company's executive stock ownership guidelines described on page 54 of this Proxy Statement. The Company established this program to help align long-term interests of directors with stockholders. The stock ownership guidelines require each director to own and retain Common Stock of the Company, exclusive of unexercised stock options and unearned or unvested restricted stock, RSUs, performance shares or PUs, having a value equal to five times the director's annual cash retainer earned for serving on the Board. Under the stock ownership guidelines, shares of Common Stock that are held in margin accounts or otherwise pledged to secure loans are not counted towards the ownership minimum.

        Compliance with the stock ownership guidelines is measured by multiplying the number of shares of the Company's Common Stock owned at the close of business on October 1 of each year by the average closing price per share of the Company's Common Stock, based on each trading day's closing price as reported on the NYSE, over the 60 calendar days preceding the date of calculation. The stock ownership guidelines do not limit the transfer of, or require retention of, shares of Common Stock that were outstanding as of the date of adoption of the stock ownership guidelines or that are issued under any equity awards outstanding as of such date. Whenever a director does not meet the above minimum ownership threshold, such director is required to retain an amount equal to 50% of the net shares received as a result of the settlement or vesting of restricted stock, RSUs, performance shares or PUs or the exercise of stock options. "Net shares" are those shares that remain after shares are sold or netted to pay any applicable taxes or purchase price. Because directors must retain a percentage of shares resulting from the vesting of RSUs until they achieve the minimum share ownership threshold, there is no minimum time period required to achieve the stock ownership guidelines.

CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS

        After its annual review of the Company's incentive compensation arrangements for all employees, the Compensation Committee concluded that the components and structure of the Company's compensation plans do not create risks that are reasonably likely to result in a material adverse effect on the Company. The process undertaken to reach this conclusion involved an analysis of the Company's compensation plans by management and the Compensation Committee.

        As described on page 17 of this Proxy Statement, the committee of the Board assigned responsibility for an area of risk receives reports from the Company executives accountable for understanding and mitigating the identified risk and then assesses such reports and independently considers the severity of the risk and mitigating factors.

        In the case of compensation risk, management and the Compensation Committee discussed management's assessment of the risks that may exist in the Company's compensation plans and the factors that mitigate the creation of material risks to the Company by those plans. The management team's assessment was conducted by senior personnel within the human resources and legal departments, including personnel who focus on compensation.

        The management assessment focused on the material elements of the Company's compensation plans for all employees, including (1) the components of compensation that are materially similar to the components of compensation offered to the Company's Named Executive Officers discussed in the "Executive Compensation" section of this Proxy Statement, (2) specific performance measures used for employees and (3) the mix between short-term and long-term compensation, as well as factors in the Company's programs that mitigate potential risks. Management's analysis noted that several factors mitigated excessive risk taking to achieve goals tied to compensation, including (1) individual employee incentive compensation amount maximums, (2) aligning individual performance targets with Company-wide performance, (3) the use of more than one performance metric for short-term and long-term incentives, (4) the adoption of multi-year performance goals in the performance unit portion of the long-term incentive program, (5) setting reasonably attainable goals for all employees, (6) the internal processes and controls for calculating and reviewing bonus payouts, (7) stock ownership requirements for our CEO and executive vice presidents, (8) having a clawback policy for executive officers and (9) having a combination of short-term and long-term incentive payouts.

        In the Compensation Committee's review of the Company's compensation plans, the Compensation Committee considered management's assessment of the various elements of the Company's compensation program and factors that mitigate unreasonable risk taking. The Compensation Committee then conducted its own assessment through a discussion of the potential risks and the factors that mitigate risk. The Compensation Committee concluded, based on a combination of factors, including the structure and components of the plans, that the Company's compensation plans do not create risks that are reasonably likely to result in a material adverse effect on the Company.

 ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was, during 2015, an officer or employee of the Company or was formerly an officer of the Company or had any relationship requiring disclosure by us under Item 404 of Regulation S-K of the Exchange Act. Please refer to "Certain Relationships and Related Transactions," below, for additional information. None of our executive officers served as a member of the compensation committee (or its equivalent) of another entity or as a director of another entity, one of whose executive officers served on our Compensation Committee. None of our executive officers served as a member of the compensation committee (or its equivalent) of another entity, one of whose executive officers served as one of our directors.

Certain Relationships and Related Transactions

        The Board has adopted a written Related Person Transaction Policies and Procedures, or the Related Persons Policy, which provides that all transactions with related persons are subject to approval or ratification by our Audit Committee. With certain exceptions, the Related Persons Policy provides that the Audit Committee shall review the material facts of all transactions with related persons and either approve or disapprove of the transaction. Under the Related Persons Policy, transactions covered include transactions involving the Company, amounts in excess of $120,000 and a Related Person (a term that includes executive officers, directors, nominees for election as directors, beneficial owners of 5% or more of the Company's stock and immediate family members of the foregoing). The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the counterparty, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director, whether the transaction would represent an improper conflict of interest and whether the transaction is material, among other considerations. In the event that prior approval of a covered transaction is not feasible, the Related Persons Policy provides that a transaction may be approved by the chairman of the Audit Committee in accordance with such Policy. The chairman shall report any such approvals at the next Audit Committee meeting. If the Company becomes aware of a transaction with a Related Person that has not been approved by the Audit Committee prior to its consummation, the Audit Committee shall review such transaction and evaluate all possible options, including ratification, revision or termination of such transaction and shall take such action as it deems appropriate under the circumstances. The Related Persons Policy is intended to supplement, and not supersede, our other policies and procedures with respect to transactions with Related Persons. There were no new transactions with related persons that required the review of our Audit Committee in 2015.

        Paul F. Deninger, one of our directors, is a senior managing director at Evercore. In May 2013, we entered into an agreement with Evercore, or the Evercore Engagement, which was amended and restated in August 2013, pursuant to which Evercore agreed to provide financial advisory services to us in exchange for an aggregate fee of up to $3,000,000. In connection with the Evercore Engagement, Mr. Deninger agreed, and Evercore represented, that Mr. Deninger would not be involved with the Evercore Engagement and would not receive any fees or direct compensation in connection with the Evercore Engagement. The Evercore Engagement was approved by the Audit Committee in accordance with our Related Persons Policy. In 2013 we incurred $2,750,000 of fees associated with the Evercore Engagement, including fees associated with the amendment of our credit agreement in August 2013 and discounts and commissions attributable to Evercore's participation as one of the underwriters in our debt offerings in August 2013, as well as monthly retention fees. Effective December 31, 2013, Evercore completed its obligations to provide services under the Evercore Engagement, and the Company incurred the final $250,000 of fees associated with the Evercore Engagement in 2014 and made the final payment of $250,000 in 2015. No additional payments are due under the Evercore Engagement.

Audit Committee Report

        Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

        The Audit Committee has reviewed and discussed with the independent registered public accounting firm and management the plan and results of the auditing engagement and the audited financial statements for the fiscal year ended December 31, 2015. The Audit Committee has reviewed with management the scope and nature of the Company's internal auditing controls and has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 16, Communications With Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm's independence and concluded that it was acceptable at this time.

        The Audit Committee has reported to the Board its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 26, 2016. The Audit Committee has approved the reappointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

AUDIT COMMITTEE WALTER C. RAKOWICH,CHAIRMAN JENNIFER ALLERTON TED R. ANTENUCCI KENT P. DAUTEN

Independent Registered Public Accounting Firm

        The Company has submitted the selection of the Company's independent registered public accounting firm to a stockholder vote, as set forth in Item 3 above.

        The Audit Committee has established policies and procedures that are intended to control the services provided by our independent registered public accounting firm and to monitor its continuing independence. Under these policies, no audit or non-audit services may be undertaken by our independent registered public accounting firm unless the engagement is specifically pre-approved by the Audit Committee. The Audit Committee may delegate to one or more members the authority to grant the pre-approvals required by this paragraph. The decisions of any member to whom authority is delegated to pre-approve an activity under this paragraph must be presented to the full Audit Committee at each of its scheduled meetings.

        The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, or collectively, Deloitte, to us for the fiscal years ended December 31, 2014 and December 31, 2015 were as follows:

	FY 2014	FY 2015
Audit Fees	$6,581,000	$5,950,000
Audit-Related Fees(1)	1,337,000	862,000
Tax Fees(2)	2,618,000	2,186,000

Deloitte & Touche LLP Total Fees	$10,536,000	$8,998,000

(1)
Audit-Related Fees for 2015 include audit fees related to our proposed acquisition of Recall. Audit-Related Fees for 2014 include reviews of proposed accounting, tax and system changes performed in connection with our conversion to a REIT, effective January 1, 2014.

(2)
Tax Fees include tax compliance work and consulting relating to our proposed acquisition of Recall, our conversion to a REIT and other tax planning and compliance matters in 2014 and 2015.

        The Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, the Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

        The total fees billed to us from Deloitte for services in 2014 and 2015 are set forth above. All the services provided by Deloitte described above were pre-approved by our Audit Committee. The Audit Committee approved the engagement of Deloitte to provide non-audit services because they determined that Deloitte's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, quicker and at a lower cost than we could obtain these services from other providers.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 2015, the Company's executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such persons.

OTHER MATTERS

Other Matters Brought Before the Meeting

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Additional Documentation

        The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Requests for such documents should be addressed to the Secretary of Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110, telephone number (617) 535-4766.

By Order of the Board of Directors
ERNEST W. CLOUTIER, Secretary

April 26, 2016

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 16, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. IRON MOUNTAIN INCORPORATED INVESTOR RELATIONS ONE FEDERAL STREET BOSTON, MA 02110 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 16, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E00404-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. IRON MOUNTAIN INCORPORATED The Board of Directors recommends you vote FOR the following: 1. For the election of twelve (12) directors to the Iron Mountain Incorporated Board of Directors for a one-year term or until their successors are elected and qualified. Nominees: For ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! 1a. Jennifer Allerton For Against Abstain ! ! ! ! ! ! 1k. Walter C. Rakowich 1b. Ted R. Antenucci 1l. Alfred J. Verrecchia 1c. Pamela M. Arway The Board of Directors recommends you vote FOR proposals 2 and 3. 1d. Clarke H. Bailey ! ! ! 2. The approval of a non-binding, advisory resolution approving the compensation of our named executive officers as described in the Iron Mountain Incorporated Proxy Statement. The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as Iron Mountain Incorporated's independent registered public accounting firm for the year ending December 31, 2016. 1e. Neil Chatfield 1f. Kent P. Dauten 3. ! ! ! 1g. Paul F. Deninger 1h. Per-Kristian Halvorsen NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. 1i. William L. Meaney 1j. Wendy J. Murdock Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E00405-TBD IRON MOUNTAIN INCORPORATED Annual Meeting of Stockholders June 17, 2016, 10:00 AM This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints William L. Meaney and Ernest W. Cloutier, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes both of them, or either one if only one be present, to represent and vote, as designated on the reverse hereof, all of the shares of Common Stock, $0.01 par value per share, of IRON MOUNTAIN INCORPORATED held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on June 17, 2016 at 10:00 AM, local time, at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, MA 02109, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other business as may properly come before the Annual Meeting. Continued and to be signed on reverse side

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IRON MOUNTAIN INCORPORATED NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2016
IRON MOUNTAIN INCORPORATED PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS To be held on June 17, 2016 GENERAL INFORMATION
ITEM 1 ELECTION OF DIRECTORS
Committee Membership
ITEM 2
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
ITEM 3
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Equity Compensation Plan Information
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
Payouts of Short-Term Incentive Compensation
COMPENSATION TABLES
Summary Compensation Table for 2013, 2014 and 2015
2015 Awards
2014 Awards
2013 Awards
Grants of Plan-Based Awards for 2015
Outstanding Equity Awards at Fiscal Year-End for 2015
Option Exercises and Stock Vested at Fiscal Year-End for 2015
Non-Qualified Deferred Compensation for 2015
Estimated Benefits Upon A Qualifying Termination Under the Applicable Severance Program
Estimated Benefits Upon A Qualifying Termination Under the Applicable Severance Program in Connection with a Change in Control
DIRECTOR COMPENSATION
CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS
ADDITIONAL INFORMATION
OTHER MATTERS